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                                                                   EXHIBIT 10.80



                           LOAN AND SECURITY AGREEMENT

                                      Among

                            INFERNO ACQUISITION CORP.

                                   as Borrower

                     THE FINANCIAL INSTITUTIONS NAMED HEREIN

                                   as Lenders

                                       and

                                  IMPERIAL BANK

                                    as Agent



                            Dated as of April 3, 2000






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                           LOAN AND SECURITY AGREEMENT

     THIS LOAN AND SECURITY AGREEMENT ("Loan Agreement"), dated as of April 3, 2000, is entered into by and among Inferno Acquisition Corp., a California corporation ("Borrower"), on the one hand, and Imperial Bank, a California banking corporation ("Imperial"), and Natexis Banque, a French corporation ("Natexis") (Imperial and Natexis, and their respective successors and assigns, sometimes hereinafter collectively are referred to as "Lenders" individually referred to as "Lender"), and Imperial as agent for Lenders (in its capacity as agent, "Agent"), on the other hand.

     This Loan Agreement is made with reference to the following facts:

     A. Borrower has applied to Lenders for a loan of up to $4,807,926.97 for the purpose of acquiring from Lenders a loan made by Lenders to Lomax Productions, Inc., a California corporation ("Lomax"), in connection with a feature length theatrical motion picture presently entitled INFERNO.

     B. Subject to the terms and conditions hereinafter set forth, Lenders are willing to loan to Borrower Four Million Eight Hundred Seven Thousand Nine Hundred Twenty Six Dollars and Ninety Seven Cents ($4,807,926.97) for that purpose.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, Borrower, Lenders and Agent hereby agree as follows.

                                    ARTICLE 1
                                   DEFINITIONS

     For the purposes hereof the following terms shall have the meanings indicated:

          "Additional License Agreements" shall mean a new or replacement License Agreement entered into after the Closing Date pursuant to the procedures set forth in Article 10 hereof.

          "Additional Licensees" shall mean Licensees under Additional License Agreements.

          "Affiliated Person" shall mean any Person, who or which directly or indirectly controls, is controlled by or is under common control with Borrower. For the purposes of this definition, "control" (including with corresponding terms "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agent" means Imperial Bank, in its capacity as agent for Lenders and shall include any successor Agent appointed pursuant to Paragraph 12.7.

          "Agent Advances" has the meaning specified in Paragraph 2.1.2(b)(i).

          "Agent's Liens" shall mean the Security Interests granted to Agent, for the ratable benefit of Agent and Lenders, pursuant to this Loan Agreement and the other Loan Documents.


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          "Arbitration Proceedings" shall mean the "Pending Third Party Claims"
identified in the Sale and Assignment Agreement.

          "Arbitration Proceeds" shall mean all gross proceeds, whether by way of arbitration award, judgment or settlement, paid or payable to or for the benefit of Agent, Lenders or Borrower, of any Third Party Claim (including, but not limited to, any proceeding to enforce an arbitration award or settlement agreement).

          "Assigned Receipts" shall mean all sums payable to Borrower pursuant to the Current License Agreements and Additional License Agreements.

          "Board" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

          "Borrower" shall mean Inferno Acquisition Corp., a California corporation.

          "Business Day" shall mean any day that is not a Saturday, Sunday or a day on which banks in Los Angeles, California, are required or permitted to be closed.

          "Chase" means The Chase Manhattan Bank, a New York banking corporation.

          "Chase Loan Agreement" means that certain Credit, Security, Guaranty and Pledge Agreement, dated as of April 3, 2000, by and among Chase, the "Credit Partners" and the lenders referred to therein, on the one hand, and Harvey, on the other hand, and the documents and instruments contemplated thereby.

          "Closing Date" shall mean the later of the date on which this Loan Agreement is executed or all of the conditions set forth in Article 5 have been satisfied and confirmed as satisfied, in writing, by Agent.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "Collateral" shall have the meaning specified in Paragraph 9.1.1 hereof.

          "Collateral Security Documents" shall mean the UCC-1 Financing Statements with respect to the Collateral, the Pledgor Security Agreements, the IAC/Harvey Subordination Agreement, the Laboratory Pledgeholder Agreements, the Mortgage and Assignment of Copyright, the Notice and Acceptance Agreements, the Harvey Guarantee, and all of the agreements, documents and instruments to be executed and delivered to Agent and/or Lenders as contemplated thereby.

          "Collection Account" shall mean account number 60-002061 maintained at Imperial.

          "Commitment" shall mean Four Million Eight Hundred Seven Thousand Nine Hundred Twenty Six Dollars and Ninety Seven Cents ($4,807,926.97).

          "Completion Guarantor" shall mean The Motion Picture Bond Company.

          "Completion Guaranty" shall mean the motion completion guaranty for the Picture by Completion Guarantor in favor of Agent, dated March 3, 1998.


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          "Current License Agreement" means the License Agreements listed in
Schedule 1 attached hereto.

          "Current Licensee" shall mean a Licensee under a Current License Agreement.

          "Default" means any event, or combination of events, which with notice, the passage of time, the happening of any other condition or event, or any combination thereof, would constitute an Event of Default.

          "DGA" shall mean the Directors Guild of America.

          "DGA Lien" shall mean that certain security interest granted to the DGA by Lomax with respect to the Picture.

          "DGA Subordination Agreement(s)" shall mean: (a) the agreement between Agent and the DGA, dated on or about June 8, 1998, pursuant to which the DGA subordinated the DGA Lien in favor of Lenders in connection with the Lomax Loan; and (b) an agreement between Agent and the DGA, in form and substance satisfactory to Agent and its counsel, pursuant to which the DGA subordinates the DGA Lien in favor of Lenders in connection with the Loan and Collateral hereunder.

          "Dollars" or "$" shall mean United States Dollars.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Event of Default" shall mean any of the events set forth in Article 8 hereof.

          "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal, for each day during such period, to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three (3) federal funds brokers of recognized standing selected by Agent.

          "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession prevalent in the United States of America.

          "Gross Receipts" shall mean all proceeds of the Collateral including, but not limited to, all Assigned Receipts, Arbitration Proceeds and all other considerations of any kind or nature whatsoever paid or payable to Lomax, PM or Borrower, or any Affiliated Person of any of them, on account of or derived from the Collateral, net of all withholdings required and paid under any applicable License Agreement for the payment of remittance taxes or the like to any foreign jurisdiction.


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          "Guarantor" shall mean The Harvey Entertainment Company, a California corporation, the owner of all issued and outstanding capital stock of Borrower.

          "Harvey Guarantee" shall mean the Continuing Guaranty by Guarantor, in a form approved by the Agent, of all of the Obligations in favor of Lenders dated concurrently herewith.

          "IAC/Harvey Subordination Agreement" shall mean the Subordination Agreement, dated concurrently herewith, among Borrower, Guarantor, Agent and Lenders pursuant to which Borrower and Guarantor subordinate to Agent and Lenders any claims or rights of Borrower or Guarantor against the Pledgors with respect to or affecting the Pledgor Collateral, in form and substance satisfactory to Agent and Lenders.

          "Indebtedness" of any Person shall mean: (a) all indebtedness of such Person for borrowed money; (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person's business); (c) all obligations of such Person evidenced by promissory notes, bonds, indentures or similar instruments; (d) all indebtedness created or arising under any conditional sale or title retention agreement or arrangement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of said property); (e) all guarantees of any such Person of any indebtedness of any other Person; (f) all secured obligations of such Person, whether or not such Person has assumed or become liable for the payment of such obligations; and (g) all other obligations of such Person, of any kind or nature whatsoever, secured or unsecured, fixed or contingent, accrued or not accrued, including, but not limited to, all monetary obligations of Borrower to Agent or Lenders hereunder or under any of the other Loan Documents and in connection with the exercise of Agent's and Lenders' rights and remedies as secured creditors; in each case whether now existing or hereafter arising or incurred, due or to become due, prior to or following maturity, or absolute or contingent.

          "Interest Rate" shall have the meaning set forth in Paragraph 2.3.1.

          "Laboratory" shall mean a laboratory, sound, post-production or other such facility that holds original film or sound material or performs transfers, telecine or other such services with respect to the Picture.

          "Laboratory Pledgeholder Agreement" shall mean each laboratory pledgeholder agreement approved in writing by Agent, in its sole and absolute discretion, among a Laboratory, Lomax, Borrower, Completion Guarantor and Agent including, but not limited to, any assignment of Borrower's right, title and interest in, to or under any Laboratory Pledgeholder Agreement with respect to any of the Collateral in existence prior to or at any time after the date hereof.

          "Legal Costs" shall mean the fees of counsel to Agent and Lenders as well as any reasonable, actual, out-of-pocket expenses relating to copying, courier, messenger, facsimiles, UCC and copyright searches, filing fees, secretarial overtime and other reasonable overtime expenses.

          "Lender" and "Lenders" shall have the meanings specified in the introductory paragraph hereof.

     "Lender's Commitment" shall mean, at any time with respect to a Lender, the principal amount set forth beside such Lender's name under the heading "Commitment" on the signature pages of this Loan Agreement and the aggregate amount of all Lender's Commitments shall equal the Commitment.


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          "Letter of Credit" shall mean a letter of credit required by Agent, in an amount and issued by a bank acceptable to Agent, naming Agent as beneficiary, to secure the payment of all or part of a Minimum Guarantee under a License Agreement.

          "License Agreement" shall have the meaning set forth in the Lomax Loan Agreement and, with respect to agreements executed after the date hereof, shall mean a fully executed agreement, approved by Agent in writing, in Agent's sole and absolute discretion, between Borrower (or any Affiliated Person) and a Licensee, granting to the Licensee the right to exploit, distribute and/or exhibit the Picture in a specified territory in consideration of a Minimum Guarantee and other applicable consideration, in each case as any such License Agreement may be amended or modified by a Notice and Acceptance Agreement or License Agreement Amendment.

          "License Agreement Amendment" shall have the meaning set forth in the Lomax Loan Agreement.

          "Licensee" shall have the meaning set forth in the Lomax Loan Agreement and shall mean a Person, approved by Agent, in its sole and absolute discretion, with whom Borrower (or any Affiliated Person on Borrower's behalf) has entered into a License Agreement.

          "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory, consensual or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement or any kind or nature whatsoever (including, but not limited to, any conditional sale or other title retention agreement).

          "Literary Properties" shall have the meaning set forth in the Lomax Loan Agreement.

          "Loan or Loans" shall mean the extension of credit in the amount of the Commitment as provided in Article 2 hereof or in excess thereof as may otherwise be provided for herein.

          "Loan Documents" shall mean this Loan Agreement, the Notes, the Collateral Security Documents, the License Agreements entered into by or on behalf of Borrower after the date hereof, and any other agreements, documents and instruments heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral or any other aspect of the transactions contemplated by this Loan Agreement, and all other agreements, documents and instruments contemplated thereby.

          "Loan Fee" shall have the meaning set forth in Paragraph 2.1.2(a) hereof.

          "Lomax Collection Account" shall mean the "Collection Account" as defined in the Lomax Agreement, which currently is account number 60-002061 maintained at Imperial.

          "Lomax Loan" shall mean the "Loan" to Lomax made by Lenders pursuant to, and as defined in, the Lomax Loan Agreement.

          "Lomax Loan Agreement" shall mean the Loan and Security Agreement, dated as of March 3, 1998, entered into by and among Lenders, Agent and Lomax.

          "Lomax Loan Collateral" shall mean the "Collateral" as defined in the Lomax Loan Agreement.

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          "Lomax Loan Collateral Security Documents" shall mean the "Collateral
Security Documents" as defined in the Lomax Loan Agreement.

          "Lomax Loan Documents" shall mean the "Loan Documents" as defined in the Lomax Loan Agreement.

          "Lomax Loan Note(s)" shall mean the promissory note or promissory notes executed and delivered by Lomax under and pursuant to the Lomax Loan Agreement.

          "Majority Lenders" shall mean, Lenders whose Pro Rata Shares aggregate at least fifty-one percent (51%).

          "Margin Stock" shall be as defined in Regulation U of the Board.

          "Maturity Date" shall mean December 31, 2001.

          "Maximum Legal Rate" shall have the meaning set forth in Paragraph 2.3.4.

          "Minimum Guarantees" shall mean the Dollar amount of the minimum sums guaranteed and payable by Licensees under License Agreements inclusive of deposits or advances payable prior to delivery of the Picture to each applicable Licensee.

          "Mortgage and Assignment of Copyright" shall mean (a) the mortgage and assignment of copyright from Borrower to Agent and (b) any assignment of Borrower's right, title and interest in, to or under any Mortgage and Assignment of Copyright with respect to, or that is part of, the Collateral in existence prior to or at any time after the date hereof.

          "Note" and "Notes" shall have the meanings assigned to those terms in Paragraph 2.2.1, and any promissory note issued in replacement, substitution, in addition to or in renewal thereof.

          "Notice and Acceptance Agreement" shall mean the Notice of Assignment and Distributor's Acceptance in substantially the form set forth as Exhibit "B" attached to the Lomax Loan Agreement.

          "Obligations" shall mean, collectively, each and all of the following:
(a) the obligations of Borrower, or of any Affiliated Person, or of Guarantor, as applicable, to pay the Loans, interest thereon, and all fees, costs and expenses payable to Agent or Lenders hereunder or under any other Loan Document, and to pay, perform and discharge all other debts, Indebtedness, obligations, liabilities, covenants, agreements, guarantees, warranties and representations under, arising out of, related to or in connection with this Loan Agreement or any other Loan Document, however created, incurred, acquired, arising or evidenced, whether primary, secondary, direct, absolute, contingent, fixed, secured, unsecured or otherwise; as principal or guarantor; liquidated or unliquidated; certain or uncertain; determined or undetermined; due or to become due; as a result of present or future advances or otherwise; joint or individual; evidenced by a written instrument or oral; whether created directly or otherwise; monetary or non-monetary.

          "Overdue Rate" shall have the meaning specified in Paragraph 2.3.3 hereof.

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          "Participating Lender" shall mean any Person who shall have been granted the right by any Lender to participate in the financing provided by such Lender under this Agreement pursuant to Paragraph 11.3, and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

          "Permitted Encumbrances" shall mean (i) the rights of Agent and Lenders under this Loan Agreement and the Collateral Security Documents; (ii) the rights of Borrower pursuant to and as a result of the Sale and Assignment Agreement, provided such rights are subordinate to Agent's Liens; (iii) the rights of Completion Guarantor under the Completion Agreement, subject and subordinate to Agent's Lien; (iv) the SAG Lien, provided the SAG Subordination Agreement is in effect; (v) the DGA Lien, provided the DGA Subordination Agreement is in effect; (vi) liens imposed by a Licensee to secure rights licensed to any such Licensee under License Agreements provided that such Licensee's liens are subordinate to the Agent's Liens; (vii) the interest of a Licensee under a License Agreement and the interest of PM under the PM Sales Agency Agreement; (viii) liens for taxes not yet due or which are being contested in good faith by appropriate proceedings provided that adequate reserves with respect thereto are maintained on the books of Borrower in conformity with GAAP; (ix) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements; and (x) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business.

          "Person" shall mean any entity, corporation, company, association, partnership, joint venture, joint stock company, unincorporated organization, trust, individual (including personal representatives, executors and heirs of a deceased individual), nation, state, government (including governmental agencies, departments, bureaus, boards, divisions and instrumentalities thereof), trustee, receiver or liquidator.

          "Picture" shall mean that certain feature length theatrical motion picture presently, but subject to title change, now referred to as INFERNO produced by Lomax.

          "Pledgor Collateral" shall mean the cash and other property pledged to Agent, on behalf of Lenders, pursuant to the Pledgor Security Agreements.

          "Pledgor(s)" shall mean, individually or collectively, Richard J. Pepin, Joseph T. Mehri and George Shamieh, and their respective spouses and trustees under any trust of which any such Person is trustor.

          "Pledgor Security Agreement(s)" shall mean the Security Agreement - Stock Pledge and the corresponding Control Agreement, each dated concurrently herewith, entered into by each Pledgor in favor of Agent, on behalf of Lenders, and the other agreements, documents and instruments contemplated thereby to be executed and delivered by a Pledgor.

          "PM" shall mean Pepin/Merhi Entertainment Group, Inc., a California corporation, a wholly owned subsidiary of Guarantor.

          "PM Sales Agency Agreement" shall mean the sales agency agreement, dated as of September 26, 1997, by and between PM and Lomax for the exploitation of the Picture.


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          "Post-Closing" shall mean any time after the Closing Date.

          "Power of Sale" shall mean the Power of Sale in the form of Exhibit "A" hereto.

          "Prime Rate" shall mean, for any day, the variable per annum rate most recently announced by Imperial as its "prime rate."

          "Pro Rata Share" shall mean, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Commitment and the denominator of which is the sum of the amounts of all Lender's Commitments.

          "Regulation D" shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

          "Regulation T" shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

          "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

          "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

          "Regulatory Change" means, with respect to any Lender, any change on or after the date of this Loan Agreement with respect to federal, state or foreign laws or regulations, including Regulation D, or the adoption or making on or after such date of any interpretations, directives or requests applying to a class of lenders, including Lenders, of or under and United States Federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

          "Rights Agreements" shall have the meaning set forth in the Lomax Loan Agreement.

          "SAG" shall mean the Screen Actors Guild.

          "SAG Lien" shall mean that certain security interest granted or to be granted to SAG by Lomax with respect to the Picture.

          "SAG Subordination Agreement(s)" shall mean: (a) that certain agreement between Agent and SAG, dated May 6, 1998, pursuant to which SAG subordinated the SAG Lien in favor of Lenders in connection with the Lomax Loan; and (b) that certain agreement between Agent and SAG, in form and substance satisfactory to Agent and its counsel, pursuant to which SAG subordinates the SAG Lien in favor of Lenders in connection with the Loan and Collateral hereunder.

          "Sale and Assignment Agreement" means the Sale and Assignment Agreement, dated as of April 3, 2000, among Borrower, Lenders and Agent.

          "Screenplay" shall mean all screenplays written for the Picture, including the Underlying Screenplay.


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          "Security Interest" shall have the meaning specified in Paragraph
9.1.1 hereof.

          "Third Party Claim" shall have the meaning set forth in the Sale and Assignment Agreement.

          "Underlying Screenplay" shall mean original screenplay entitled The Coming of Eddie Lomax written by Tom O'Rourke.

          "UCC-1 Financing Statements" shall mean those financing statements to be filed with respect to this Loan Agreement.

                                    ARTICLE 2
                                      LOAN

     2.1 Loan.

          2.1.1 Commitment to Lend. Subject to satisfaction of all of the terms and conditions of this Loan Agreement including, but not limited to, the conditions precedent described in Article 5, each of Lenders hereby agrees to make Loans to Borrower for the purpose of acquiring the Lomax Loan from Lenders pursuant to the Sale and Assignment Agreement.

          2.1.2 Loan Procedure.

               (a) Borrower hereby absolutely and irrevocably authorizes and directs Agent, on behalf of Lenders, at any time on or after the Closing Date, to make Loans for the account of Borrower to pay the following Persons: (a) to pay Agent, ratably on behalf of Lenders, the Loan Fee; (b) to pay Legal Costs;
(c) to pay Agent, ratably on behalf of Lenders, the purchase price of the Lomax Loan pursuant to the Sale and Assignment Agreement; (d) to Lenders, a fee (the "Loan Fee") of Ten Thousand Dollars ($10,000); and (e) to counsel to Agent and Lenders, the Legal Costs then due. Imperial shall receive $5,000 as its share of the Loan Fee and Natexis shall receive $5,000 as its share of the Loan Fee.

               (b) Subject to the limitations set forth in the provisos contained in this paragraph, Agent is hereby authorized by Borrower and Lenders, from time to time in Agent's sole and absolute discretion, (1) after the occurrence of a Default or an Event of Default, or (2) at any time that any of the other applicable conditions precedent set forth in Article 5 have not been satisfied, to make Loans to Borrower on behalf of Lenders which Agent, in its sole and absolute discretion, deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood, or maximize the amount, of repayment of the Loans and other Obligations, or (C) to pay any other amount chargeable to Borrower pursuant to this Loan Agreement or any other Loan Document (any of the advances described in this paragraph hereinafter are referred to as "Agent Advances"); provided, however, that the Majority Lenders at any time may revoke Agent's authorization to make Agent Advances, any such revocation to be in writing and to become effective upon Agent's receipt thereof.

                    (i) Agent Advances, shall constitute Loans and Obligations hereunder, shall be secured by the Collateral, shall bear interest at the rate applicable to the Loans from time to time and, upon Agent's election, in its sole and absolute discretion, shall be repayable


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on demand. Agent shall notify each Lender and Borrower in writing of each Agent
Advance, which notice shall include a description of the purpose of the applicable Agent Advance.

                    (ii) Agent shall request settlement ("Settlement") with Lenders on a weekly basis, or on a more frequent basis if so determined by Agent, with respect to each Agent Advance, by notifying Lenders by telecopy, telephone or other similar form of transmission, of each requested Settlement, no later than 11:00 a.m. (Pacific time) on the date of each requested Settlement (the "Settlement Date"). Each Lender shall make available to Agent the amount of such Lender's Pro Rata Share of the outstanding principal amount of the Agent Advances with respect to which Settlement is requested in same day funds, by payment into such account of Agent as Agent may designate, not later than 1:00 p.m. (Pacific time), on the Settlement Date applicable thereto, regardless of whether the applicable conditions precedent set forth in this Loan Agreement have then been satisfied. Said amounts made available to Agent shall be applied against the applicable Agent Advance and, together with the portion of such Agent Advance representing Imperial's Pro Rata Share thereof, shall constitute Loans of Lenders. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto, Agent shall be entitled to recover such amount on demand from said Lender, together with interest thereon at the Federal Funds Rate for the first three (3) days from and after the Settlement Date and thereafter at the Interest Rate.

                    (iii) Notwithstanding the foregoing, not more than one (1) Business Day after demand is made by Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether Agent has requested a Settlement with respect to an Agent Advance), each other Lender irrevocably and unconditionally shall purchase and receive from Agent, without recourse or warranty, an undivided interest and participation in the applicable Agent Advance to the extent of such Lender's Pro Rata Share thereof by paying to Agent, in same day funds, an amount equal to said Lender's Pro Rata Share thereof. If payment is not made to Agent by any Lender, Agent shall be entitled to recover such amount on demand from said Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after the date of said demand and thereafter at the Interest Rate.

                    (iv) From and after the date, if any, on which any Lender purchases an undivided interest and participation in any Agent Advance pursuant to subparagraph (iii) above, Agent shall promptly distribute to said Lender said Lender's Pro Rata Share of all payments of principal and interest, and all proceeds of Collateral, received by Agent in respect of said Agent Advance.

               (c) All Loans (other than Agent Advances) shall be made by Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Loans hereunder, nor shall a Lender's Commitment be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Loans hereunder, and (ii) no failure by any Lender to perform its obligation to make any Loans hereunder shall excuse any other Lender from its obligation to make any Loans hereunder.

          2.1.3 Reserve Charges, Payments as Loans.

               (a) As and when interest becomes due and payable, Borrower hereby


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irrevocably authorizes Agent, for the ratable benefit of Lenders, to charge
Borrower's loan account for the purpose of paying such amounts and agrees that all such amounts charged shall constitute Loans (each, an "Interest Loan") and that all such Loans shall be deemed to have been requested by Borrower. Agent will give Borrower notice of any Interest Loan; provided, however, that the failure to do so shall not relieve Borrower of any of its Obligations. Borrower shall pay to Agent, for the ratable benefit of Lenders, on demand, the amount of each such Interest Loan.

               (b) In addition to the Loans permitted under Paragraph 2.1.3(a), at the option of Lenders, in their sole and absolute discretion, subject only to the terms of this paragraph, the Loan Fee, costs, fees, reimbursement obligations, and other sums payable hereunder, including taxes (if any), may be paid from the proceeds of Loans made pursuant to this Loan Agreement. Borrower hereby irrevocably authorizes Lenders to make Loans (including Agent Advances), and charge Borrower's loan account therefore for the purpose of paying such amounts, and agrees that all such Loans so made shall be deemed to have been requested by Borrower as of the date of the aforementioned notice. Agent shall request Loans on behalf of Borrower as described in the immediately preceding sentence by notifying Lenders and Borrower of the amount and funding date of the requested borrowing and that such borrowing is being requested on Borrower's behalf pursuant to this paragraph. On the requested funding date, Lenders will make the requested Loans in accordance with the procedures and subject to the conditions specified in Paragraph 2.1.2.

     2.2 Promissory Notes.

          2.2.1 Notes. Borrower shall execute and deliver to Agent, on behalf of each Lender, on the Closing Date, promissory notes, each substantially in the form of Exhibit 2.2.1 attached hereto (collectively, the "Notes" and individually, a "Note") in an original principal amount equal to the amount of such Lender's Pro Rata Share of the Commitment, payable to the order of such Lender, duly executed on behalf of Borrower and dated as of the Closing Date.

          2.2.2 Notation. Agent shall record the principal amount of the Loans owing to each Lender from time to time. The date and amount of all Loans hereunder and the date and amount of each payment of principal and interest on the Notes may be recorded by each Lender at the time of each such Loan or payment, as the case may be, in its records. The balance and each entry thereon shall be presumptive evidence that such balance exists, and that such payments were made, in the amounts written; provided, however, that the failure to make any such notation or any error in so recording shall not limit or otherwise affect the Obligations of Borrower.

          2.2.3 Obligations Not Impaired. The execution and delivery of the Notes shall not limit, reduce or otherwise affect the Obligations of Borrower under this Loan Agreement and the rights and claims of Lenders under the Notes shall not replace or supersede Lenders' rights and claims hereunder; provided, however, that payment of any part of the principal of the Notes, to the extent of such payment, shall discharge the Obligations thereunder to the extent of such repayment.

     2.3 Applicable Interest Rate

          2.3.1 Interest Rate. All outstanding Obligations hereunder shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date advanced until paid in full in cash at a fluctuating per annum rate equal to the Prime Rate, but not to exceed the Maximum Legal Rate (as applicable, the "Interest Rate"). Each change in the Prime Rate will be reflected in the Interest Rate as of the effective date of such change. All interest charges shall be computed on the basis of a year of 360 days and actual days elapsed. Interest accrued hereunder shall be payable monthly, in arrears, on the last day of each month hereafter and upon payment in full.

          2.3.2 Delinquency Charge. If any interest, principal or other payment due from Borrower is delinquent ten (10) days or more, Borrower shall pay to Agent, for the ratable benefit of Lenders, a late charge in the amount of five percent (5%) of the payment due and unpaid, in addition to the applicable amount due and unpaid; provided, however, that nothing herein shall be construed as any obligation on the part of Agent or Lenders to accept any past due payment or less than the total unpaid principal balance, plus interest, after the Maturity Date. The assessment and collection of each late charge shall be without prejudice to all other rights of Agent and Lenders, other than damages to the extent covered by such late charge.

          2.3.3 Overdue Rate. Notwithstanding anything to the contrary contained in this Loan Agreement or otherwise, upon the occurrence of an Event of Default, the interest rate on the unpaid principal balance of all Loans and all other Indebtedness then owing pursuant to this Loan Agreement or any other Loan Document shall be increased to a rate (the "Overdue Rate") equal to the lesser of (i) the Maximum Legal Rate, or (ii) a rate which is five percent (5%) per annum in excess of the otherwise applicable Interest Rate. Interest calculated on the outstanding principal balance of the Loans and other Indebtedness at the Overdue Rate shall be due and owing and shall accrue and be payable from the date of the Event of Default to and including the earlier of the date of payment in full of all Indebtedness owing pursuant to this Loan Agreement or any other Loan Document or the date of Borrower's cure of such Event of Default (but only if such cure is permitted) to Agent's satisfaction. This provision, or reliance thereon by Agent and Lenders, or the payment by Borrower and the acceptance by Agent or Lenders of any interest at the Overdue Rate, shall not be deemed a waiver of any Event of Default or of any of Agent's and Lenders' rights and remedies pursuant to this Loan Agreement or any other Loan Document.

          2.3.4 Maximum Legal Rate. If this Loan Agreement or any Note at any time would require payment to Agent or Lenders of an amount of interest in excess of the maximum amount then permitted by the law applicable to the Loans (the "Maximum Legal Rate"), such interest payments shall be reduced to the extent necessary so as to ensure that Agent and Lenders shall not receive interest in excess of said maximum amount; provided, however, that if, under applicable law, Agent and Lenders may recapture such reduced interest at a later date, Agent and Lenders shall be entitled to do so.

          2.3.5 Capital Adequacy Regulations. If any Lender determines that the adoption or implementation of any applicable law, rule, regulation or treaty regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender (or its applicable lending office) with any directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Lender or any Person controlling such Lender (a "Parent") as a consequence of its obligations hereunder to a level below that which such Lender (or its Parent) could have achieved but for such adoption, change or compliance (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender to be material then, from time to time, upon demand by such Lender, Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. A statement of a Lender claiming compensation under this Paragraph and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive absent manifest error.

     2.4 Repayment.

          2.4.1 Repayment of Loans. Borrower shall repay the principal balance of all Loans and other Obligations, together with all accrued interest thereon and all other costs and expenses then due hereunder, on the Maturity Date.

          2.4.2 Voluntary Prepayments. Borrower may, at its option, prepay the outstanding principal amount of the Notes, in whole or in part, from time to time without premium. All prepayments of principal under this paragraph shall be accompanied by accrued but unpaid interest on the amount being prepaid to the date of prepayment. Once any payment is made hereunder, the applicable amount may not be re-borrowed.

          2.4.3 Mandatory Payments. All Gross Receipts received by or on behalf of Borrower or any Affiliated Person shall be paid directly to Agent, for the account of Lenders, to be applied to the repayment of the Loans as more fully set forth in Article 3 hereof. Once any payment is made hereunder, the applicable amount may not be re-borrowed. If, for any reason, any proceeds of the Collateral are deposited in any account of Borrower at Imperial, other than the Collection Account, Borrower hereby authorizes Agent to sweep all funds deposited in any such account directly into the Collection Account on a daily or other basis as Agent shall determine in its sole and absolute discretion. On any date upon which any funds are on deposit in the Collection Account, Agent shall repay any outstanding Obligations by applying any then outstanding balance in the Collection Account against such Obligations.

          2.4.4 No Offsets. All payments by or on behalf of Borrower (including, but not limited to, Assigned Receipts) under this Loan Agreement or any other Loan Document shall be made in full without set-off, defense, withholding or counterclaim and in such amounts as may be necessary in order that all such payments shall not be less than the amount otherwise required to be paid to Agent and Lenders. All such payments shall be made under all circumstances, irrespective of any restrictions then existing in any jurisdiction and without regard to the nationality, residence or domicile of Agent or Lenders and without requiring any affidavit or the fulfillment of any other formality.

                                    ARTICLE 3
                    REPAYMENT OF INDEBTEDNESS FROM PROCEEDS;
                            ADDITIONAL RIGHTS OF BANK

     3.1 Payment of Gross Receipts. Until such time as: (a) all Obligations absolutely, indefeasibly, irrevocably and unconditionally are paid, performed and discharged in full and (b) Borrower is not entitled to or has waived in writing any right to receive further Loans hereunder, Borrower shall require all Persons paying Borrower, Lomax or PM, or any Affiliated Person of any of them, any Gross Receipts to pay all such Gross Receipts as and when received directly to the Collection Account in immediately available funds and not to pay such Gross Receipts to any other Person. If Gross Receipts are deposited into an account other than the Collection Account, Borrower shall hold, and shall cause each other Person that is a recipient thereof to hold such Gross Receipts in trust for Agent. Borrower, at its own expense, shall promptly make collection and take all legal action necessary to enforce collection of all Gross Receipts and immediately shall cause all sums so collected to be remitted to the Collection Account. Agent shall notify Borrower promptly upon the receipt of Gross Receipts by Agent in the Collection Account, the amount and, to the extent then known to Agent, the payor thereof.

     3.2 Interest Payments. If and to the extent that, on any date for the payment of interest hereunder, there is not on deposit in the Collection Account sufficient funds for the payment of interest then due in accordance with Section
3.3 below, Agent shall utilize cash on deposit with Imperial as Pledgor Collateral pursuant to the Pledgor Security Agreements, if such cash is freely and immediately available for payment, and is paid, to Agent for application in accordance with this Section. Nothing contained herein or otherwise shall require Agent to exercise or exhaust any rights or remedies under or in respect of the Pledgor Security Agreements or with respect to the Pledgor Collateral before exercising any rights or remedies under or in connection with the Harvey Guaranty or the Collateral.

     3.3 Application of Payments. The aggregate principal and interest payments made hereunder shall be apportioned ratably among Lenders (according to the unpaid principal balance of the Loans held by each Lender to which such payments relate) and payment of fees to Lenders shall be apportioned ratably between Lenders except as otherwise specifically and expressly provided for herein. All payments shall be remitted to Agent and all such payments, not relating to principal or interest of Loans, or not constituting payment of specific fees, and all proceeds of the Collateral, shall be applied ratably, subject to this Loan Agreement, to reduce the Indebtedness in the following priority: first, to the payment of all fees, expenses, late charges and other amounts owing to Agent or Lenders; second, to the payment of all interest due in respect of the Loans; third, to the payment of the principal of all Agent Advances; fourth, to the payment of the principal of the Loans (other than Agent Advances); and fifth, to the payment of the Obligations. Agent shall promptly distribute to each Lender, pursuant to the applicable wire transfer instructions set forth in Paragraph 12.11, or pursuant to such other instructions as such Lender may deliver to Agent in writing, such funds as it may be entitled to receive. Agent and Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Indebtedness and Obligations.

          3.3.1 Borrower hereby absolutely, irrevocably and unconditionally waives and releases all rights, defenses and claims which Borrower at any time has or may have under California Civil Code Section 2822 or any similar or analogous law or judicial decision. Civil Code Section 2822(a) provides as follows:

               "(a) Acceptance, by a creditor, of anything in partial satisfaction of an obligation, reduces the obligation of the surety thereof, in the same manner as that of the principal, but does not otherwise effect it. However, if the surety is liable upon only a portion of an obligation and the principal provides partial satisfaction of the obligation, the principal may designate the portion of the obligation that is satisfied."

          3.3.2 Without limiting the generality of the foregoing, any Gross Receipts, or other payments that Agent or Lenders receive from or on behalf of Borrower, Guarantor or any other Person on account of the Obligations may be applied by Agent and Lenders in any manner, amount, or priority and in satisfaction of any portion thereof, as permitted in accordance with this Paragraph 3.2, without giving any effect to any designation by Borrower, Guarantor or any such other Person, and such application shall not exonerate or affect the liability of Borrower, Guarantor or any other Person providing security for or in connection with Loans hereunder.

     3.4 Books and Records. Borrower shall keep, in accordance with GAAP, true, full and complete books and records of all payments and all other matters concerning or related to the Loans, the Lomax Loan, this Loan Agreement and the other Loan Documents and the Collateral. Borrower shall make available to Agent, or its designee, within three (3) business days, upon request by Agent, at Borrower's place of business, during regular business hours and upon reasonable notice, all such books and records (including, but not limited to, all License Agreements and all other agreements, documents, instruments, information and data of every kind). Agent and its designee shall have full, free and unfettered access to, and may photocopy, all such books and records and take excerpts therefrom without restriction or condition.

     3.5 Withholding Gross Up. Agent's and Lenders' agreement to lend funds to Borrower at the Interest Rate and on the terms specified herein is based upon the understanding that all payments of interest will be made so that Agent and Lenders will receive, net of any non-United States tax or withholding obligations which may otherwise exist from and after the date hereof, at its office in the United States the full amount of interest and fees set forth herein. If Borrower is obligated to withhold any such sum, Borrower shall pay to Agent and Lenders such additional sums as are necessary in order to result in Agent and Lenders receiving the amount of fees and interest equal to that provided for in this Loan Agreement without reduction.

                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

     Borrower represents and warrants to Agent and Lenders as follows:

     4.1 Organization, Corporate Powers.

          4.1.1 Borrower is a corporation duly organized, validly existing and in good standing under the laws of the state of California and is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify or be in good standing could reasonably be expected to have a material adverse effect on Borrower's property, business, operations, prospects or condition (financial or otherwise).

          4.1.2 Borrower has the power and authority to own its properties and assets and to pay, perform and discharge all of the Obligations.

          4.1.3 Borrower has the power and authority to execute and deliver the Notes, to execute, deliver and perform this Loan Agreement and all of the other Loan Documents, and to grant to Agent the Agent's Liens.

     4.2 Authorization of Borrowing.

          4.2.1 The execution, delivery and performance by Borrower of this Loan Agreement and all of the other Loan Documents, the borrowings hereunder and the grant by Borrower of the Agent's Liens have been duly authorized by all requisite corporate action and do not and will not violate any provision of law, any order of any court or other agency of the United States or of any state thereof, the articles of incorporation or bylaws of Borrower, or any provision of any indenture, agreement or other instrument to which Borrower or any Affiliated Person is a party or by which Borrower or any Affiliated Person or any of their respective properties or assets are or may be bound, or conflict with, result in a breach of, or constitute (with notice, lapse of time or otherwise) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of the properties or assets of Borrower or of any Affiliated Person.

          4.2.2 All authorizations, approvals, registrations or filings from or with any governmental or public regulatory body or authority of the United States, or of any state thereof, required for the execution, delivery and performance by Borrower of this Loan Agreement and all of the other Loan Documents have been duly obtained or made, or duly applied for, and are and will be in full force and effect, and if any such further authorizations, approvals, registrations or filings hereafter should become necessary, Borrower shall obtain or make all such authorizations, approvals, registrations or filings.

     4.3 Validity and Binding Nature. This Loan Agreement and all of the other Loan Documents, when executed and delivered to Agent hereunder, will constitute legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with the respective terms thereof subject, as to enforcement only, to bankruptcy, insolvency, moratorium or similar laws, then in effect, affecting the rights of creditors generally and to general equitable principles.

     4.4 Financial Information. All financial statements, information, and other data furnished by Borrower to Agent and Lenders in connection with Borrower's application for credit hereunder including, without limitation, with respect to each of Borrower, Guarantor and any Affiliated Person of Borrower or Guarantor, in all material respects, are accurate and complete; the financial statements have been prepared in accordance with GAAP and accurately represent the financial condition of the Person to whom or which such statements relate; no materially adverse change has occurred since the date of the applicable such statement; and no liabilities, contingent or otherwise, not shown on the financial statements, exist, except only those incurred in the ordinary course of business which, in any event, have no materially adverse affect on such Person. Borrower has furnished to Agent and Lenders copies of all material agreements, indentures, and other agreements, documents and instruments pursuant to which it has incurred or may be obligated, directly or indirectly, for borrowed money.

     4.5 Litigation. There is no action, suit or proceeding, at law or in equity or by or before any governmental instrumentality or agency, or any investigation of the affairs of Borrower or any Affiliated Person or any of their respective properties or rights that, if adversely determined, would materially affect: (i) the ability of Borrower to pay, perform and discharge all of the Obligations;
(ii) the ability of any such Affiliated Person including, but not limited to, Guarantor, to pay, perform and discharge any of its respective obligations or liabilities to Agent or Lenders; (iii) Agent's Liens; or (iv) any of the Collateral except only with respect to the Current License Agreements that are at issue in the Pending Third Party Claims currently subject to arbitration as described in the Sale and Assignment Agreement, and only to the extent in dispute in the applicable such arbitration.

     4.6 Security Interests. This Loan Agreement and the Collateral Security Documents to be delivered on and after the date hereof will create and grant to Agent, for the ratable benefit of Lenders, a valid and perfected first priority security interest in the Collateral, provided only that Agent makes all necessary and proper filings under all applicable laws, and, except for certain of the Permitted Encumbrances, no Person has or will have any right, title or interest in or to any of the Collateral that is, or that shall be, prior, paramount, superior or equal to the right, title and interest of Agent or Lenders therein or thereto.

     4.7 Agreements Relating to Lomax and the Picture. Other than the Current License Agreements that are at issue in the Pending Third Party Claims currently subject to arbitration as described in the Sale and Assignment Agreement, and only to the extent in dispute in the applicable such arbitration, Borrower has no notice of, nor any reason to believe that, any of the Rights Agreements, any Current License Agreement or any other agreement, document or instrument pursuant to which Lomax or any predecessor in interest obtained or licensed any right, title or interest in or to the Picture or any of the Collateral related thereto, or that any of the Lomax Loan Documents, is invalid or unenforceable in any respect, is not in full force and effect or that any party thereto is in breach or default or has any accrued right of termination thereunder.

     4.8 Principal Place of Business. The principal place(s) of administration and of the business of Borrower and the records relating to the Collateral are located at the address set forth in Paragraph 13.1 hereof.

     4.9 Ownership of Copyright. To the best knowledge of Borrower, after due and diligent investigation: (a) Lomax owns, under copyright, all motion picture, television and allied rights in and to the Literary Properties to entitle Lomax, or PM on behalf of Lomax, or Borrower or Agent in the event of the enforcement by Borrower or Agent of their respective rights with respect to the Lomax Loan Collateral or the Collateral, respectively, to enter into License Agreements with respect to the Picture sufficient to grant to the licensee thereunder the rights purportedly granted or licensed thereunder; and (b) the Picture has been registered for copyright in the United States Copyright Office in the name of Lomax as copyright proprietor, subject to the Lomax Loan Collateral Security Documents. The Collateral includes, without limitation, all of the rights and benefits of Borrower arising out of or in connection with the representations, warranties, covenants and agreements of Lomax under or in connection with the Lomax Loan Documents. Borrower has no notice, or any reason to believe, that the Picture or any component part thereof, does or will violate or infringe upon any copyright, right of privacy, trademark, patent, trade name, performing right, or any literary, dramatic, musical, artistic, personal, private, civil, contract, or property right or any other right of any Person or contains any libelous or slanderous material. Any damages resulting from any such violation or infringement (subject to the policy deductibles permitted hereunder) are fully insured to the extent of the coverage of the errors and omissions policy referred to in this Loan Agreement.

     4.10 Taxes. Borrower and each Affiliated Person that is not a natural person has filed or caused to be filed all tax returns required to be filed, and paid or caused to be paid, or made provision for, all taxes, fees, assessments and other governmental charges, penalties and interest required to be paid by Borrower or any such Affiliated Person, except those being contested diligently and in good faith.

     4.11 Other Agreements, Documents and Instruments. Except for this Loan Agreement and the other Loan Documents, the Sale and Assignment Agreement and the other agreements, documents and instruments to be executed and delivered by Borrower as contemplated hereby or thereby, Borrower is not a party to any agreement, document or instrument in any way relating to the Picture or the Collateral or materially or adversely affecting its ability to perform, observe, fulfill and otherwise comply with and discharge its obligations in connection with any material agreement, document or instrument to which it is a party.

     4.12 No Other Interest. Except only for certain Permitted Encumbrances, neither Borrower nor any other Person (other than Lenders) has conveyed to any other Person any rights in or to the Collateral or the proceeds thereof, and neither Borrower nor any other Person (other than Lenders) has transferred, assigned or encumbered any rights with respect to any of the Collateral, and Borrower has not done so, and will not authorize any other Person to do so. No rights, titles or interests exist or will be granted to any other Person which in any way are or may be inconsistent with or would or might adversely affect Agent's or Lenders' rights or remedies, or Agent's Liens, under this Loan Agreement or any other Loan Document.

     4.13 Solvency. No insolvency proceedings of any nature are now pending or, to the best knowledge of Borrower, threatened by or against Borrower or any Affiliated Person.

     4.14 Single Purpose Entity Status.

          4.14.1 Borrower was organized solely for the purpose of acquiring and owning the Lomax Loan and does not, and will not, own any material asset or property other than its interest in and to the Collateral.

          4.14.2 Borrower has not engaged, and will not engage, in any business other than the acquisition of the Lomax Loan and the ownership of the Collateral.

          4.14.3 Borrower has not entered into any contract, agreement or other transaction with any Affiliated Person, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any such Person.

          4.14.4 Borrower has not incurred, and will not incur, any Indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation) except as expressly permitted under this Agreement. No Indebtedness, other than the Obligations, may be secured by any of the Collateral.

          4.14.5 Borrower has not made any loans or advances to any other Person (including any Affiliated Person), nor has Borrower acquired obligations or securities of any Affiliated Person.

          4.14.6 Borrower is solvent and has paid its debts and liabilities from its own assets. Without the unanimous consent of all members of the Board of Directors of Borrower, Borrower has not and will not: (a) file a bankruptcy, insolvency or reorganization petition or otherwise institute insolvency proceedings or seek any relief under laws relating to relief from debt or the protection of debtors generally; (b) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or similar official for Borrower or all or any portion of Borrower's assets; (c) make any assignment for the benefit of its creditors; or (d) take any action that might cause Borrower to become insolvent.

          4.14.7 Borrower has done or caused to be done all things necessary to observe its organizational formalities and preserve its existence, and the Board of Directors of Borrower may not take any action requiring the vote of the Board of Directors without the unanimous written consent of the members of the Board of Directors.

          4.14.8 Borrower has maintained all of its books, records, financial statements and bank accounts separate from those of its Affiliated Persons.

          4.14.9 Borrower has at all times: (a) held itself out to the public as a legal entity separate and distinct from any other entity (including any Affiliated Person); (b) corrected any known misunderstanding regarding its status as a separate entity; (c) conducted business in its own name; (d) not identified itself or any Affiliated Person as a division or part of the other; and (e) maintained and utilized a separate telephone number and separate stationery, invoices and checks.

          4.14.10 Borrower has, and has maintained, adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

          4.14.11 Neither Borrower nor any Affiliated Person has sought, or will seek, or consent to the liquidation, dissolution, winding up, sale of assets, consolidation or merger, in whole or in part, of Borrower, or any amendment of Borrower's articles of incorporation.

          4.14.12 Borrower has not commingled any funds or other assets of Borrower with those of any Affiliated Person or any other Person.

          4.14.13 Borrower has maintained its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliated Person or of any other Person.

          4.14.14 Borrower does not hold itself out to be responsible for the debts or obliga tions of any other Person.

          4.14.15 Borrower has not permitted any Affiliated Person, or any other Person, independent access to its bank or other accounts.

          4.14.16 Borrower has paid the salaries of its own employees, if any as of the date hereof, from its funds for services provided solely to Borrower and maintained a sufficient number of employees in light of its contemplated business operations.

          4.14.17 Borrower has compensated each of its consultants and agents from its funds for services provided solely to Borrower and paid from its own assets all obligations of any kind incurred.

     4.15 Federal Reserve Regulations. Neither Borrower nor Guarantor is engaged principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans will be used, directly or indirectly, whether immediately, incidentally or ultimately (i) to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or (ii) for any other purpose, in each case, violative of or inconsistent with any of the provisions of any regulation of the Board, including, without limitation, Regulations T, U and X thereto.

                                    ARTICLE 5
                                    PRECEDENT

     The obligation of Lenders to make the Loans under this Loan Agreement is subject to the following conditions precedent:

     5.1 Representations and Warranties. As of the date hereof and continuing thereafter through and including the date that all of the Obligations absolutely, indefeasibly, irrevocably and unconditionally are paid, performed and discharged in full, each of the representations and warranties of Borrower set forth herein and in the other Loan Documents shall be true and correct (except to the extent that such representations and warranties relate to an earlier date and except as affected by transactions expressly contemplated hereby) with the same effect as though such representations and warranties had been made on and as of each date during said period.

     5.2 Sale and Assignment. All conditions precedent to the closing of the transaction contemplated by the Sale and Assignment Agreement shall have been satisfied including, but not limited to, payment by Borrower to Agent, for the ratable benefit of Lenders, of cash in the sum of Two Million Dollars ($2,000,000) as part of the purchase price for the Lomax Loan in accordance with the Sale and Assignment Agreement.

     5.3 Opinion of Counsel for Borrower. On or prior to the date of the Closing, Agent shall have received the favorable written opinion of Sidley & Austin, counsel for Borrower, dated as of the date thereof, addressed to Agent and Lenders and satisfactory to counsel to Agent and Lenders.

     5.4 Primary Documents. On or prior to the date of the first Loan, Agent shall have received one (1) fully executed copy of each of the following documents, previously approved by Agent:

          5.4.1 this Loan Agreement;

          5.4.2 the Notes;

          5.4.3 the Mortgage and Assignment of Copyright;

          5.4.4 the Laboratory Pledgeholder Agreement side letters;

          5.4.5 the Harvey Guarantee;

          5.4.6 UCC-1 Financing Statements from Borrower in favor of Agent with respect to the Collateral;

          5.4.7 the Pledgor Security Agreements and all agreements, documents and instruments contemplated thereby;

          5.4.8 all Current License Agreements, other than those heretofore delivered to Agent, all of which are identified in Schedule 5.3.8 attached hereto;

          5.4.9 the Notice and Acceptance Agreements for all Current License Agreements or, in lieu thereof, where approved by Agent, License Agreement Amendments, other than those heretofore delivered to Agent, all of which are identified in Schedule 5.4.9 attached hereto;

          5.4.10 Copyright Office, UCC and litigation search reports, signed by Borrower, demonstrating that all of the Collateral is free and clear of any liens, claims or encumbrances, except for the Agent's Liens and the Permitted Encumbrances, and that none of Lomax, Borrower or Guarantor is subject to any litigation in any way affecting or relating to the Collateral or that could or might have a material adverse effect on Lomax, Borrower or Guarantor;

          5.4.11 E&O Insurance Policy and Certificate of Insurance in favor of Agent and Lenders;

          5.4.12 Power of Sale;

          5.4.13 The Chase Loan Agreement and evidence that the loan transaction evidenced thereby has closed or is closed concurrently with this Loan Agreement, with all conditions precedent thereto having been satisfied;

          5.4.14 The IAC/Harvey Subordination Agreement;

          5.4.15 The IAC/Harvey Control Agreement

          5.4.16 The Sale and Assignment Agreement and all agreements, documents and instruments contemplated thereby; and

          5.4.17 The Supporting Documents described in Paragraph 5.9 hereof.

     5.5 Collection Account. The Lomax Collection Account and the Collection account hereunder shall be the same account at Imperial and no other Person including, but not limited to, Chase, shall have asserted any right, title, interest, claim or Lien with respect thereto, or any proceeds thereof.

     5.6 Approval of Counsel by Agent. All legal matters incident to this Loan Agreement and the loan transactions and other documentation contemplated hereby shall be satisfactory to and approved by Agent and Agent's counsel.

     5.7 Pledgor Collateral. Agent shall have received the Pledgor Collateral in accordance with the Pledgor Security Agreements.

     5.8 No Event of Default. Borrower shall be in compliance with this Loan Agreement and all other Loan Documents, Guarantor shall be in compliance with the Harvey Guarantee and the Pledgor shall be in compliance with the Pledgor Security Agreements, and no Default or Event of Default shall have occurred.

     5.9 Supporting Documents. Agent shall have received, on or before the date of the Closing (except as provided in Section 5.9.3 below), all of the following documents (collectively the "Supporting Documents"):

          5.9.1 a certificate of the Secretary of Borrower certifying: (a) that attached thereto is a true and complete copy of resolutions of the Board of Directors and Shareholders of Borrower authorizing the execution, delivery and performance of this Loan Agreement and the other Loan Documents, the borrowings under this Loan Agreement and the grant of Agent's Liens; (b) the incumbency and signature of each officer of or agent for Borrower executing this Loan Agreement and the other Loan Documents; and (c) a certificate of good standing from the state of incorporation of Borrower and, if other than California, a qualification to do business in California.

          5.9.2 a certificate of the Secretary of Guarantor certifying: (a) that attached thereto is a true and complete copy of resolutions of the Board of Directors and Shareholders of Guarantor authorizing the execution, delivery and performance of the Harvey Guarantee and any other agreements, documents or instruments to be executed and delivered by Guarantor; (b) the incumbency and signature of each officer of or agent for Guarantor executing the Harvey Guarantee or any such other agreement, document or instrument; and (c) a certificate of good standing from the state of incorporation of Guarantor and, if other than California, a qualification to do business in California.

          5.9.3 within thirty (30) days after the Closing Date, insurance certificates with respect to the insurance coverages required to be obtained and maintained pursuant to Paragraph 6.4 hereof, which certificates shall designate Agent as loss payee and/or additional insured thereunder as required thereunder, along with written verification stating that (i) the insurance policies are in full force and effect; (ii) the aggregate amount of all premiums payable in connection therewith; and (iii) the date by which such premiums must be paid (or confirmation from the insurance company that all such premiums have been paid);

          5.9.4 reports confirming that there are no filings of record which indicate that another Person has rights or a security interest in any of the Collateral except only Permitted Encumbrances and Current License Agreements;

          5.9.5 a copy of the Articles of Incorporation of Borrower, certified by the Secretary of State of the State of incorporation of Borrower, including all amendments thereto, and a copy of the Bylaws of Borrower certified by authorized officers of Borrower to be complete, true and correct;

          5.9.6 a copy of the Articles of Incorporation of Guarantor, certified by the Secretary of State of the State of incorporation of Guarantor, including all amendments thereto, and a copy of the Bylaws of Guarantor certified by authorized officers of Guarantor to be complete, true and correct;

          5.9.7 such additional supporting documents as Agent or its counsel may reasonably request.

                                    ARTICLE 6
                              AFFIRMATIVE COVENANTS

     Borrower covenants and agrees with Agent and each Lender that, from and after the date hereof and until the absolute, indefeasible, irrevocable and unconditional payment, performance and discharge in full of the Indebtedness and all other Obligations, unless Agent shall otherwise consent in writing, Borrower shall:

     6.1 Existence. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate existence and comply with all laws and regulations applicable to it.

     6.2 Notice of Material Events. Promptly give notice in writing to Agent of:
(a) the occurrence of a Default or an Event of Default; (b) any action or event of which it has knowledge that would or might materially or adversely affect the performance by any party thereto of this Loan Agreement or any of the other Loan Documents; (c) the change of the principal place of business of

Borrower or Guarantor or a change in the location of the accounts and records of Borrower or Guarantor; (d) any change in the name of Borrower or Guarantor; or
(e) any proposed material amendment to any agreement that would or might affect the Collateral.

     6.3 Notice of Litigation. Promptly give notice in writing to Agent of any controversy, claim, suit or other proceeding affecting Borrower, Guarantor, PM, any of the Pledgors or any of the Collateral, which would or might materially or adversely affect the ability of Borrower, Guarantor, PM or any of the Pledgors to pay, perform and discharge their respective obligations to Agent and Lenders, materially or adversely affect any of the Collateral or in which injunctive or similar relief affecting any of the Collateral is sought, and promptly furnish to Agent all information not previously disclosed by Borrower to Agent concerning the status of any such controversy, claim, suit or other proceeding.

     6.4 Insurance. Maintain or cause to be maintained (blanket insurance maintained by Guarantor in accordance herewith shall constitute compliance by Borrower with this paragraph) including, without expense to Agent or Lenders, errors and omissions insurance, fire insurance, comprehensive public liability insurance ("Comprehensive Liability Insurance") against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by Borrower and, until such time as Agent shall have been provided with satisfactory evidence of the existence in two (2) separate locations of duplicate negatives or of a negative and an inter-positive and inter-negative of the final theatrical version of the Picture and completion of "Delivery" (as defined in the Lomax Loan Agreement) of the requisite elements of the Picture, insurance on the negatives and sound tracks of the Picture in an amount not less than Ten Million Dollars ($10,000,000) or in such amounts as Agent shall reasonably request; provided, however, that the errors and omissions insurance ("Errors and Omissions Insurance") shall be in the minimum amount of One Million Dollars ($1,000,000) per occurrence and Three Million Dollars ($3,000,000) in the aggregate with a deductible no greater than Ten Thousand Dollars ($10,000). All insurance shall be written by insurance companies acceptable to Agent and the policies or binders thereof shall be delivered to Agent with appropriate endorsements providing for the payment of the proceeds thereof to Agent, for the ratable benefit of Lenders, as an additional loss payee (except with regard to errors and omissions insurance, which shall provide for Agent, for the ratable benefit of Lenders as an additional insured) and notifying Agent, in writing, thirty (30) days prior to any cancellation, amendment or modification of any such policy. If Borrower fails to procure such insurance or to pay the premiums therefor when due, Agent may do so and Borrower shall pay Agent the cost thereof immediately upon demand or, in its sole and absolute discretion, Agent may make additional Loans to Borrower for the cost thereof as described in this Loan Agreement.

     6.5 Copyright. If not already registered as of the date hereof, Borrower shall cause Lomax to register the screenplay of the Picture and the Picture for copyright in the name of Lomax as copyright proprietor, and record all documents in the chain of title to the Literary Properties and the Picture, in the United States Copyright Office in conformity with the laws of the United States, and immediately shall deliver to Agent written evidence of any and all such registrations and recordations.

     6.6 Financial Statements and Reports. Furnish or cause to be furnished to Agent from time to time, information regarding the operations, business, affairs and financial condition of Borrower, Guarantor and the Collateral including, but not limited to, the following:

          6.6.1 As soon as available, without the necessity of any request from Agent, for Borrower and Guarantor, as hereinafter provided:

               (a) In any event within one hundred fifteen (115) days after the close of each fiscal year of the applicable such Person: (i) a copy of the annual financial statement prepared for such year for each such Person including therein a balance sheet, income statement, statement of cash activity and reconciliation of net worth, with notes thereto, in the case of Guarantor compiled by certified public accountants satisfactory to Agent, setting forth in each case in comparative form the figures for each corresponding period of the previous year, reported without a "going concern" or similar qualification or exception, or qualification arising out of the scope of the audit.

               (b) In any event within fifty (50) days after the end of each of the first three (3) calendar quarterly periods of each fiscal year of Guarantor: a copy of the unaudited financial statement prepared for such period, as at the end of such period, for each such Person including therein a balance sheet, income statement, statement of cash activity and reconciliation of net worth, with notes thereto, compiled by certified public accountants satisfactory to Agent, setting forth in comparative form the figures for each corresponding period of the previous year, certified by an authorized officer of the applicable Person as being fairly stated in all material respects (subject only to normal year-end audit adjustments).

               (c) A full and complete copy of all quarterly financial statements and notices of default provided to any lender by Guarantor under or pursuant to any other credit facility available to Guarantor, or to any other Person in connection with any Indebtedness of Guarantor, at any time from and after the date hereof, and upon written request by Agent, a full and complete copy of any and all management reports or letters, compliance certificates, tax returns and other information provided to any such Person.

All such financial statements shall be complete and accurate in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein.

          6.6.2 Concurrently with the delivery of the financial statements referred to in paragraphs 6.6.1(a) and 6.6.1(b) above, a certificate of an authorized officer of each applicable Person stating that said officer has obtained no knowledge of any Default or Event of Default, except as specified in such certificate.

          6.6.3 Not later than the fifteenth day of each month, a full and complete report, prepared by an authorized officer of Borrower, of all Gross Receipts paid during the immediately preceding month and the account or other depository into which such Gross Receipts were paid, the source and the basis for payment thereof, other than such Gross Receipts as were first paid directly into the Collection Account.

          6.6.4 No later than fifteen (15) Business Days before the effective date thereof, a complete copy of any amendment, extension, modification, supplement, termination or waiver of the Articles of Incorporation or By-Laws of such Person.

          6.6.6 Promptly, such additional financial and other information as Agent may request from time to time pertaining to any such Person.

     6.7 Further Assurances. Upon the written request of Agent or any Lender, duly execute and deliver, or cause to be duly executed and delivered, at the cost and expense of Borrower, such further agreements, documents and instruments as may be reasonably necessary or proper, in the sole and absolute discretion of Agent, to carry out the provisions and purposes of this Loan Agreement and the other Loan Documents, and do all things necessary to preserve Agent's Liens and the Collateral or any portion thereof.

     6.8 Books and Records. Maintain or cause to be maintained at all times true and complete books and records of the financial operations of Borrower and provide Agent and its designees with access to such books and records during regular business hours.

     6.9 Observance of Agreements. Duly observe and perform, or cause to be duly observed and performed, all the material terms and conditions of all agreements with respect to the Collateral and diligently protect and enforce the rights of Borrower under or in connection with all such agreements.

     6.10 Pledgeholder of Collateral. With respect to the Collateral with, at any time or times in the actual or constructive possession of Borrower, to act as pledgeholder for Agent, for the ratable benefit of Lenders with the same effect as if Agent were a pledgee in possession thereof.

     6.11 Perfection and Protection of Security Interest. Borrower, at its expense, shall perform all steps requested by Agent or any Lender at any time to perfect, maintain, protect and enforce Agent's Lien in the Collateral including, without limitation: (a) executing, filing, recording and refiling such financing statements, continuation statements, copyright mortgages and copyright assignments, and (b) taking such other steps as Agent or any Lender may deem necessary or appropriate, and wherever required or permitted by law in order to perfect or preserve Agent's Lien in the Collateral with first priority. Borrower hereby authorizes Agent, as Borrower's attorney-in-fact, to file financing statements and amendments thereto and copyright mortgages and copyright assignments relative to all or any part of the Collateral where necessary or desirable in Agent's judgment to perfect or to continue the first priority Agent's Lien granted herein without the signature of Agent where permitted by law, and agrees to do such further acts and things and to execute and deliver to Agent such additional conveyances, assignments, agreements, documents and instruments as Agent may require or deem advisable to carry into effect the purposes of this Loan Agreement and any other Loan Document, or to better assure and confirm to Agent its rights, powers and remedies hereunder.

     6.12 Enforcement and Supervision of Lomax Loan Collateral. Except as otherwise provided in paragraph 7.13 below, at any time or times, upon the written request or with the written consent and in accordance with the instructions of Agent, exercise any or all of its rights or remedies with respect to the Lomax Loan Collateral. Without limiting the generality of the foregoing, except as otherwise provided in paragraph 7.13 below, Borrower shall exercise its rights, powers and remedies to cause Lomax to perform all of Lomax's obligations under the Lomax Loan Agreement and the other Lomax Loan Documents. At Borrower's sole cost and expense, Borrower shall: (a) monitor and supervise the performance of, and payments by, PM under the PM Sales Agency Agreement and all Licensees under License Agreements; (b) monitor and supervise the performance of, and payments by, Lomax under the Lomax Loan Agreement and other Lomax Loan Documents; and (c) prosecute and defend all Arbitration Proceedings and monitor and enforce payment of all Arbitration Proceeds. Under no circumstances, without Agent's prior written consent in each instance (given or withheld in Agent's sole and absolute discretion), shall Borrower settle or compromise any Arbitration Proceeding in any manner that may materially or adversely affect Borrower's ability to pay, perform and discharge the Obligations in full and as and when due or that may materially or adversely affect any of the Collateral.

     6.13 Laboratory. Deliver or cause to be delivered to the Laboratory or Laboratories, all negative and other preprint material and all sound materials with respect to the Picture. Prior to requesting such Laboratory to deliver any negative and other preprinted material to another laboratory, Borrower will provide Agent with a Laboratory Pledgeholder Agreement in favor of Agent, executed by such other laboratory and approved by Agent in writing.

     6.14 Taxes. Promptly pay and discharge or cause to be paid and discharged all taxes, fees, assessments and governmental charges or levies, including penalties and interest, properly imposed upon and lawfully payable by Borrower or otherwise imposed upon the Collateral.

     6.15 Liens. Defend the Collateral against any and all liens, claims, encumbrances and security interests, other than the existence of the Permitted Encumbrances.

     6.16 Notice of Agreements Pertaining to Distribution Rights. Inform Agent in writing of any agreements (other than the Current License Agreements) pertaining to the right to distribute or exploit the Picture, including all Additional License Agreements..

     6.17 Covenant to Pay. Borrower shall pay all Legal Costs, and such other costs and expenses as may be incurred, in connection with the negotiation or execution of this Loan Agreement or any of the other Loan Documents, or the exercise or enforcement of any of the rights or remedies of Agent or Lenders under this Loan Agreement or any of the other Loan Documents including, but not limited to, the exercise of any right or remedy in connection with or relating to the Collateral. Borrower shall pay to Agent and Lenders, immediately upon demand, all such costs and expenses. All sums payable to Agent or Lender hereunder shall be Obligations of Borrower, secured and bearing interest in the same manner as the Loans. At Agent's and/or Lenders' election, Agent and Lenders shall have the right (and are hereby authorized by Borrower) to make Loans in an amount equal to all amounts payable to Agent and Lenders pursuant to this Paragraph and to apply the Loan proceeds in payment thereof.

     6.18 Credits. Borrower shall cause Lomax to perform, and cause its licensees to perform, the obligation to Agent and Lenders to accord credit to Agent and Lenders, and their designees, in accordance with the Lomax Loan Agreement including, but not limited to, an end crawl "financial services" credit in the form specified by Agent and Lenders and "special thanks" credits to Agent and Lenders or such entities or individuals as may be designated by Agent and Lenders.

     6.19 Single Purpose Entity Affirmative Covenants.

          6.19.1 Borrower shall remain solvent and shall pay its debts, obligations and liabilities from its assets as the same shall become due.

          6.19.2 Borrower shall do all things necessary to observe organizational formalities and preserve its existence, and Borrower shall not amend, modify or otherwise change those provisions of its Articles of Incorporation and By-laws or other organizational documents, which govern
Borrower's: (a) ability to amend its Articles of Incorporation, By-laws or other organizational documents; (b) organizational purpose; (c) ability to incur Indebtedness; (d) dissolution, liquidation, consolidation, merger or sale of assets; (e) transactions with its Affiliated Persons; or (f) transfer of ownership, in each case without the prior written consent of Agent.

          6.19.3 Borrower shall maintain and prepare all of its books, records, financial statements and bank accounts separate from those of any Affiliated Person or any other Person.

Borrower shall maintain its books, records, resolutions and agreements as officials records solely of Borrower.

          6.19.4 Borrower shall be, and at all times shall hold itself out to the public as, a legal entity separate and distinct from any other Person (including any Affiliated Person), shall correct any misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any Affiliated Person as a division or part of the other and shall maintain and utilize separate invoices and checks bearing its own name.

          6.19.5 Borrower shall maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

          6.19.6 Borrower shall maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliated Person or any other Person.

          6.19.7 Borrower shall not hold itself or its credit out to be responsible for the debts or obligations or any Affiliated Person or any other Person.

          6.19.8 Borrower shall conduct its business in a manner that is consistent with all of the representations, warranties and covenants of Borrower contained herein.

          6.19.9 Borrower shall compensate each of its employees, consultants and agents from its own funds for services provided solely to Borrower.

     6.20 Federal Regulations. Borrower does not own any "margin security" as such term is defined in Regulations G or U of the Board of Governors of the Federal Reserve System, as amended from time to time. Borrower shall not use, or permit to be used, any proceeds of the Loan, directly or indirectly: (a) for "buying" or "carrying" any "margin security" within the meanings of those terms under said Regulations or to reduce or retire any Indebtedness originally incurred for any such purpose within the meaning of said Regulations; (b) for any investment prohibited by the Comprehensive Anti-Apartheid Act of 1986; or
(c) for any other illegal purpose. If requested by Bank, Borrower will furnish to Bank a statement to the foregoing effect including, but not limited to, a statement in conformity with the requirements of FR Form G-1 or FR Form U-1 referred to in said Regulations, as applicable. Neither Borrower nor any Affiliated Person is an "investment company" nor an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C.
Section 80(a)(l), et seq.). Neither Borrower nor any Affiliated Person is a "holding company" or a "subsidiary company" of a "holding company" or an affiliate of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     6.21 ERISA.

          6.21.1 Borrower does not maintain or contribute to nor, prior to the absolute, indefeasible, irrevocable and unconditional payment, performance and discharge in full of all of the Obligations, will Borrower maintain or contribute to any plan subject to Title IV of ERISA (each, a "Plan").

          6.21.2 No member of a "controlled group of corporations" (as defined in Section

414(b) of the Code) of which Borrower is or may become a member, nor any trades or businesses which are under common control with Borrower (as defined in Section 414(c) of the Code), nor any member of any affiliated service group with Borrower (as defined in Section 414(m) of the Code)now maintains or contributes to nor, prior to the absolute, indefeasible, irrevocable and unconditional payment, performance and discharge in full of all of the Obligations, will any such Person maintain or contribute to a Plan to which Borrower or an Affiliated Person is required to contribute on behalf of its employees, nor will they have any liability attributable to any such Plan that was maintained in the past.

     6.22 SAG and DGA Obligations. Borrower hereby assumes and agrees to pay, perform and discharge all obligations of Agent and Lenders to or for the benefit of SAG and DGA, and any of the members thereof, in connection with the Picture including, but not limited to, under or in connection with any intercreditor, subordination or assumption agreement entered by Agent or Lenders.

                                    ARTICLE 7
                               NEGATIVE COVENANTS

     From the date hereof and until the absolute, indefeasible, irrevocable and unconditional payment, performance and discharge in full of the Obligations hereunder, Borrower shall not, directly or indirectly:

     7.1 Limitation on Security Interests. Make any assignment of, or create, assume, or suffer to exist any Lien of any kind upon the Collateral, except Permitted Encumbrances.

     7.2 Prohibition on Amendments, Waivers, etc.. Amend, alter, modify, supplement, compromise, satisfy, release, terminate or discharge, or consent to, permit or suffer any of the foregoing with respect to, the Lomax Loan Agreement, any other Lomax Loan Document, any other agreement, document or instrument relating to, or that is part of, the Collateral (including, but not limited to, the PM Sales Agency Agreement, any Notice and Acceptance Agreement, License Agreement or License Agreement Amendment), any Person obligated under any such agreement, document or instrument or the Collateral, in any manner whatsoever or waive or release any rights or remedies under any such agreement, document or instrument, it being acknowledged that, as of the date hereof, events of default have occurred under the Lomax Loan Agreement and that the written consent of Agent is required for Borrower to exercise any right or remedy under or in respect of the Lomax Loan Documents or the Lomax Loan Collateral.

     7.3 Commencement of Actions. Commence any action to enforce any rights or remedies in or in connection with, or to foreclose upon, any of the Lomax Loan Collateral, except and only to the extent permitted by, and then only in accordance with, the prior written consent of Agent.

     7.4 Settlements. Except as expressly permitted in this Loan Agreement, enter into any settlement or compromise of any claim or litigation as a result of which Borrower: (a) shall be required to pay or forbear from receipt of, or incur liability for, an amount or aggregate of amounts in excess of Twenty-Five Thousand Dollars ($25,000); or (b) may, shall or shall be required to assign, transfer, encumber or otherwise dispose of, or lose, forfeit or otherwise terminate or have subjected to forfeiture or termination, any right, title or interest in or to any of the Collateral.

     7.5 Fundamental Changes. Enter into any merger, consolidation or amalgamation; acquire or agree to acquire any other Person; form any subsidiary; wind up, liquidate or dissolve (or suffer any winding up, liquidation or dissolution); cause, permit or suffer any change, direct or indirect, in Borrower's capital ownership; convey, sell, lease, license, assign, transfer or otherwise dispose of or grant an interest in all or a substantial part of its properties, assets or revenues or any of the Collateral except for Additional License Agreements; or change its business name or modify its business existence. Enter into any transaction: (a) not otherwise in the ordinary and usual course of its business; (b) to guaranty any Indebtedness of another Person (including, but not limited to, pursuant to or in connection with the Chase Loan Agreement); (c) to make any change in its financial structure or in any of its business objectives, purposes or operations; (d) to incur any Indebtedness except pursuant to this Loan Agreement (including, but not limited to, pursuant to or in connection with the Chase Loan Agreement); make any investment in or loan to any Person; (e) to establish any deferred compensation plan for its employees; (f) to make any plant or fixed capital expenditure, or any commitment therefor, or purchase or lease any real or personal property, in any fiscal year of Borrower, in an aggregate amount in excess of Fifty Thousand Dollars ($50,000); or (g) to acquire any assets, other than the Lomax Loan Collateral, having a value, singly or in the aggregate in excess of Fifty Thousand Dollars ($50,000).

     7.6 Liens. Create, incur, assume or suffer to exist any Lien upon any of the Collateral, except for Permitted Encumbrances.

     7.7 Limitation on Distributions. Declare, grant or make any distribution or other payment in respect of any ownership of Borrower, or any warrant, option or similar right in respect thereof, or make any payment on account of, or set apart assets for a sinking or analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of any such ownership (or any warrant, option or similar right in respect thereof), whether now or hereafter outstanding, directly or indirectly, in cash or property or obligations of Borrower or any Affiliated Person.

     7.8 Transactions With Affiliates. Enter into any transaction with any Affiliated Person other than upon terms no less favorable to Borrower than it would obtain in a comparable arm's length transaction with a Person not an Affiliated Person, create, make or incur any investment, loan or advance with or to any Affiliated Person or pay any Indebtedness owed by any Affiliated Person (including, but not limited to, pursuant to or in connection with the Chase Loan Agreement) or transfer any of its assets to any Affiliated Person.

     7.9 Negative Pledge Clauses. Enter into any agreement which: (a) restricts the ability of Borrower to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, which in any manner is or may be inconsistent with this Loan Agreement, or to assign any of its respective rights or to delegate any of its respective obligations; or (b) permits use of any revenues or proceeds of or to be derived from any of the Collateral to be used to recoup, pay or repay any Indebtedness to any other Person, whether by way of recoupment of any advance payment or otherwise.

     7.10 Restrictions on Distributions. Except as set forth in Section 7.7 hereof, enter into or suffer to exist or become effective any encumbrance or restriction on the ability of Borrower to pay dividends or to make any other distribution in respect of any ownership of Borrower.

     7.11 Organizational Agreements. Amend, supplement, waive, terminate or otherwise modify, or consent to any amendment, supplement, waiver, termination or other modification of or to, any of the terms of its Articles of Incorporation, By-Laws or other organizational documents.

     7.12 Single Purpose Entity Negative Covenants.

          7.12.1 Borrower shall not own any asset or property other than the Collateral and Borrower shall not engage in any business other than the ownership of the Collateral.

          7.12.2 Borrower shall not incur or assume any Indebtedness, secured or unsecured, direct or indirect, absolute or contingent, except as expressly permitted under this Loan Agreement. No Indebtedness (other than the Obligations) may be secured by the Collateral or any part thereof.

          7.12.3 Borrower shall not make any loan or advance to any other Person, nor shall Borrower acquire any obligation or security of any Affiliated Person.

          7.12.4 Borrower shall not (a) dissolve or liquidate, in whole or in part; (b) make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver, trustee or other similar official for it, or for a substantial part of its property, commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt or liquidation law, consent or acquiesce in the filing of any such petition, application, proceeding or appointment, or admit its inability to pay its debts generally as they become due; (c) cause or permit the assets or property of Borrower to be subject to any Lien other than the Agent's Liens; (d) make any material change in Borrower's present method of conducting business; or (e) loan money to any Person. Neither Borrower nor any Affiliated Person shall seek the dissolution, winding up, liquidation, consolidation or merger, in whole or in part, of Borrower.

          7.12.5 Neither Borrower nor any Affiliated Person shall commingle funds or other assets of Borrower or any Affiliated Person, as applicable, with those of any other Person.

          7.12.6 Borrower shall not take any of the following actions without the unanimous consent of all members of the Board of Directors of Borrower:

               (a) file or consent to the filing of any bankruptcy, insolvency or reorganization case or proceeding; institute any proceedings under any applicable insolvency law or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally;

               (b) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for Borrower or for a substantial portion of its assets;

               (c) make any assignment for the benefit of the creditors of Borrower; or

               (d) take any action in furtherance of any of the foregoing.

          7.12.7 Borrower shall not permit any Affiliated Person independent access to its bank or other accounts.

     7.13 Limitation on Exercise of Rights and Remedies. Borrower shall not exercise any right or remedy in respect of the Lomax Loan Collateral that: (a) would or might materially or adversely affect the Collateral, the value thereof, Lender's Security Interest therein or rights or remedies related thereto (including, but not limited to, the first priority of Lender's Security Interest); or (b) would or might result in foreclosure, by private sale, judicial process or otherwise, on any of the Lomax Loan Collateral, or the acceptance of any of the Lomax Loan Collateral in satisfaction, in whole or part, of the Lomax Loan, without the prior written consent of Agent, on behalf of Lenders, in each instance, which consent may be granted or withheld in Agent's sole and absolute discretion.

                                    ARTICLE 8
                           EVENTS OF DEFAULT; REMEDIES

     8.1 Events of Default. Each of the following events shall constitute a default under this Loan Agreement ("Event of Default"):

          8.1.1 Borrower's failure to make (or cause to be made) any payments to Agent and Lenders hereunder or under the Notes when the same are due.

          8.1.2 Any representation or warranty made herein or in any other Loan Document, or any other agreement, document or instrument furnished in connection herewith, by any of Borrower, Guarantor, PM or any Affiliated Person of any of them shall prove to be or to have been false or misleading in any material respect.

          8.1.3 Any report, certificate, financial statement or other instrument furnished by or on behalf of Borrower, Guarantor or any Affiliated Person of any of them in connection with this Loan Agreement or any other Loan Document, or other agreement, document or instrument furnished in connection herewith, shall prove to be or to have been false or misleading in any material respect.

          8.1.4 Material default shall be made with respect to any Indebtedness (other than the Notes) of Borrower or Guarantor (in excess of $25,000 as to Guarantor) or the performance of any other obligation incurred in connection with any such Indebtedness if the effect of such default is to accelerate the maturity of any Indebtedness or to permit the holder thereof to cause any Indebtedness to become due prior to its stated maturity including, but not limited to, any default under or in connection with the Chase Loan Agreement; or any such Indebtedness shall not be paid when due; provided, however, that an Event of Default (other than with respect to the Chase Loan Agreement) will not be deemed to have occurred under this Paragraph if such event arises from the applicable Person is contesting in good faith, by appropriate proceedings, the amount or validity of any such Indebtedness, provided: (a) such proceedings shall suspend the collection thereof; (b) Borrower or the applicable such Person shall have furnished such security as may be required in the proceedings or reasonably requested by Agent; and (c) Borrower shall promptly notify Agent of any such proceedings.

          8.1.5 Default by Borrower in the due observance or performance of any of the covenants, conditions or agreements contained herein or in any other Loan Document or default by Guarantor or any Pledgor in the due observance or performance of any of the covenants, conditions or agreements contained in, or the occurrence of any event of default under, any other Loan Document to which any such Person is a party.

          8.1.6 Default by any Person in the due observance or performance of any of the covenants, conditions or agreements contained in any agreement, document or instrument relating to the Collateral which would materially or adversely affect the value, validity, perfection or priority of Agent's Liens or the value of the Collateral, other than events of default by Lomax under the Lomax Loan Agreement in existence as of the date hereof known to Agent and Lenders;

          8.1.7 Borrower or Guarantor shall: (a) apply for or consent to the appointment of a receiver, trustee or liquidator for itself and/or any of their respective properties or assets; (b) admit in writing its inability to pay its debts as they mature; (c) make a general assignment for the benefit of creditors; (d) be adjudicated a bankrupt or insolvent; or (e) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or enter into an arrangement with creditors or take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or file an answer admitting the material allegations of a petition filed against such Person in any proceeding under any law or if any action shall be taken by any such Person for the purpose of effecting any of the foregoing;

          8.1.8 An order, judgment or decree shall be entered, without the application, approval or consent of the debtor by any court of competent jurisdiction, approving a petition seeking reorganization of Borrower or Guarantor or appointing a receiver, trustee or liquidator of or for any such Person, and such order, judgment, or decree shall continue unstayed and in effect for any period of forty-five (45) consecutive days;

          8.1.9 Final judgment for the payment of money shall be rendered against Borrower, in any amount in excess of Ten Thousand Dollars ($10,000), or against Guarantor in any amount in excess of One Hundred Thousand Dollars ($100,000), unless the applicable such Person has posted a bond in connection therewith reasonably satisfactory to Agent which, within fourteen (14) days from the entry of such judgment, shall not have been discharged or stayed pending appeal or which shall not have been discharged within fourteen (14) days from the entry of a final order of affirmance on appeal;

          8.1.10 Except only if and to the limited extent contemplated elsewhere in this Loan Agreement, any party to any License Agreement shall default in the observance or performance of any material term, covenant, or condition thereof on its part to be observed or performed or shall have disaffirmed its obligations thereunder, which default would or might have a material or adverse effect on Borrower's ability to pay, perform or discharge the Obligations in full or on the Collateral;

          8.1.11 Agent shall determine, or Borrower, Guarantor, any Pledgor or any other Person on behalf of Borrower, Guarantor or any Pledgor shall assert, that the Harvey Guarantee, any Pledgor Security Agreement or the PM Sales Agency Agreement is void, voidable or otherwise not enforceable in accordance with its terms;

          8.1.12 Agent shall determine that: (a) any License Agreement is void or voidable that has a Minimum Guarantee of Two Hundred Fifty Thousand Dollars ($250,000) or more which has not been paid to Agent, on behalf of Lenders, indefeasibly and in full; (b) one or more Licensees shall have attempted to revoke or otherwise cancel a License Agreement having a Minimum Guarantee of Two Hundred Fifty Thousand Dollars ($250,000) or more which has not been paid to Agent, on behalf of Lenders, indefeasibly and in full; or (c) that any other material License Agreement is void or voidable, or any Licensee thereunder shall have attempted to revoke or otherwise cancel such License Agreement, the avoidance, revocation or cancellation of which would or might have a material or adverse effect on Borrower's ability to pay, perform or discharge the

Obligations in full or on the Collateral (for the purposes hereof, a "material" License Agreement shall be a License Agreement that has a Minimum Guarantee of Fifty Thousand Dollars ($50,000) or more which has not been paid to Agent, on behalf of Lenders, indefeasibly and in full);

          8.1.13 Any Person other than Agent and Lenders shall establish a right in the Collateral that is equal or superior to Agent's Liens;

          8.1.14 If there shall occur any change in control of Borrower or Guarantor including, but not limited to, a change in the ability to control the management or policies of said Person by way of sale of securities, merger, consolidation, reorganization, sale of assets, operation of law or otherwise or if there is a material adverse change in the financial condition of Borrower or Guarantor, determined by Agent in the exercise of its sole and absolute discretion including, but not limited to, the reduction or impairment of any such Person's then currently available funds to an amount insufficient to pay the cost of its respective operations;

          8.1.15 Default by Borrower or Guarantor in the due observance or performance of any of the covenants, conditions or agreements contained in the Chase Loan Agreement or in any of the covenants, conditions or agreements contained in any other agreement, document or instrument with or delivered to Chase to which any such Person is a party, whether or not any such default is waived or cured;

          8.1.16 If there shall exist or occur any event or condition which in Agent's good faith business judgment (exercised in Agent's sole and absolute discretion) is an Event of Default or which could reasonably be expected to have a material adverse effect on the ability of Borrower, Guarantor or any Pledgor to perform its respective obligations under any Loan Document.

     8.2 Effect of Event of Default. If any Event of Default shall occur hereunder then, at any time thereafter during the continuance thereof, Agent may, in its sole and absolute discretion, and shall, at the direction of the Majority Lenders, by written notice to Borrower, take either or any of the following actions, at the same or different times: (a) terminate forthwith this Loan Agreement; and (b) declare the entire outstanding balance of the Notes and all other Obligations to be forthwith due and payable, whereupon the Notes and all other Obligations shall become forthwith due and payable, both as to principal and interest, without presentment, demand, protest or other notice of any kind, all of which are hereby specifically and expressly waived by Borrower, anything contained herein or in the Notes to the contrary notwithstanding, and pursue its other rights and remedies under the Loan Documents and applicable law. Such remedies shall be in addition to any other remedy available to Agent and Lenders pursuant to applicable law or otherwise.

                                    ARTICLE 9
                                    SECURITY

     9.1 Security Interest.

          9.1.1 As security for the absolute, indefeasible, irrevocable and unconditional payment, performance and discharge in full of all of the Obligations, Borrower hereby grants to Agent, for the ratable benefit of Agent and Lenders, a continuing first priority security interest in, lien on, and right of setoff against, all right, title and interest of Borrower in and to the Collateral (the "Security Interest") including, without limitation, the proceeds thereof. Borrower understands and agrees that Agent and Lenders are taking an assignment only of the benefits of, and shall not assume any of the obligations and liabilities under, any agreement or other obligation with respect to the Collateral and Borrower shall (and hereby agrees to) perform or cause to be performed all of Borrower's obligations thereunder and Lomax's obligations under or in connection with the Lomax Loan Collateral. Borrower shall not be released from any such obligation by reason of this Loan Agreement, any other Loan Document or otherwise. The term "Collateral" shall include all of the following property of Borrower, whether now owned or existing or hereafter acquired or arising, regardless of where located:

               (a) All of Borrower's assets and properties of any kind or nature whatsoever, including, but not limited to, all accounts, accounts receivable, cash and cash equivalents, contract receivables, contract rights, deposit accounts, documents, goods (including inventory and equipment), general intangibles (including copyrights, trademarks and other intellectual property), instruments, chattel paper, letter of credit rights, insurance policies, commercial tort claims, software, security interests and mortgages, and any proceeds, products, increases or income therefrom.

               (b) All of Borrower's right, title, and interest in and to the Lomax Loan, the Lomax Loan Documents and the Lomax Loan Collateral including, but not limited to, the Picture and all related accounts, accounts receivable, cash and cash equivalents, contract receivables, contract rights, deposit accounts, documents, goods (including inventory and equipment), general intangibles (including copyrights, trademarks and other intellectual property), instruments, chattel paper, letter of credit rights, insurance policies, commercial tort claims, software, security interests and mortgages, and any proceeds, products, increases or income therefrom.

               (c) Any and all sums, proceeds, money, products, profits, or increases, including money profits or increases (as those terms are used in the Uniform Commercial Code or otherwise) or other property obtained or to be obtained from the Collateral.

               (d) All amounts deposited by Borrower or Lomax, or on behalf of Borrower or Lomax, in the Collection Account, together with all interest thereon and proceeds thereof.

     9.2 Borrower To Hold in Trust. Borrower agrees that, upon receipt by Borrower or any Affiliated Person, of any proceeds of any of the Collateral (including, but not limited to, all revenue, income, profits or other sums payable pursuant to any agreement or otherwise, or any check, draft, note, trade acceptance or other instrument evidencing an obligation of payment), to hold the same in trust for Agent and Lenders and forthwith, without any notice or demand whatsoever (all notices, demands, or other actions on the part of Agent and Lenders being specifically and expressly waived by Borrower), endorse, transfer and deliver such proceeds to Agent to be applied to the repayment of the Obligations.

     9.3 Collections. Upon the occurrence of an Event of Default, Agent may, in its sole and absolute discretion, on behalf of Lenders, in Agent's name or in the name of Borrower, demand, sue for, collect, or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable with respect to, any of the Collateral, but shall be under no obligation to do so, or Agent may extend the time of payment, arrange for payment in installments, or otherwise modify the term of, or release, any of the Collateral, without thereby incurring responsibility to discharge, or discharging, or otherwise affecting any liability of Borrower. Agent and Lenders shall not be required to take any steps to preserve any rights against prior parties to the Collateral. If Borrower fails to make any payment or take any action required under this Loan Agreement or any other Loan Document, or Borrower fails to take any action required herein, Agent may make such payments and take all such actions as Agent may determine to be necessary or appropriate to protect Agent's Liens and/or the value thereof, and Agent is hereby authorized (without limiting the general nature of the authority herein above conferred) to pay, purchase, contest, or compromise any encumbrances, charges, or liens which in the judgment of Agent appear to be equal, prior or superior to Agent's Liens and any encumbrances, charges or liens not specifically and expressly permitted by this Loan Agreement.

     9.4 Possession and Retention of Lomax Loan Collateral. Notwithstanding the Sale and Assignment Agreement, Agent shall have the right, in its sole and absolute discretion, to retain possession of any or all of the Lomax Loan Collateral at any time in the possession or under the control of Agent or Lenders including, but not limited to, the original Lomax Loan Notes and any other Lomax Loan Collateral the possession of which is necessary or appropriate in order for Agent to perfect the Agent's Liens therein. If, at any time prior to the absolute, indefeasible, irrevocable and unconditional payment, performance and discharge of the Obligations in full, Borrower or any Affiliated Person possesses or controls any of the Lomax Loan Collateral, immediately upon the request of Agent, Borrower shall deliver, and shall cause each Affiliated Person to deliver, to or in accordance with the instructions to Agent all such Lomax Loan Collateral.

     9.5 Possession and Sale of Collateral. Upon the occurrence of an Event of Default, Agent may enter upon the premises of wherever any part of the Collateral may be, and take possession of the Collateral, and may demand and receive such possession from any Person who has possession thereof, and Agent may take such measures as it may deem necessary or appropriate for the care or protection thereof, including the right to remove all or any portion of the Collateral, and with or without taking such possession may sell or cause to be sold, whenever Agent shall decide, at such prices as Agent may deem best, and for cash or on credit or for future delivery, without assumption of any credit risk, all or any portion of the Collateral, at public or private sale, without demand for performance or notice of intention to sell or of time or place of sale (except seven (7) days' written notice to Borrower of the time and place of such sale or sales and such other notices as may be required by applicable statute and cannot be waived), and Agent or any other Person may be the purchaser of all or any portion of the Collateral so sold and thereafter hold the same absolutely, free from any claim or right of whatever kind, including any equity of redemption of Borrower or any other Person, any such demand, notice, claim, right or equity being hereby specifically and expressly waived and released. Any Laboratory which has possession of any of the Collateral is hereby constituted and appointed by Borrower as pledgeholder for Agent pursuant to the applicable Laboratory Pledgeholder Agreement and, upon the occurrence of an Event of Default, each such pledgeholder is hereby authorized to sell all or any portion of the Collateral upon the order and direction of Agent, and Borrower hereby absolutely, irrevocably and unconditionally waives any and all claims, for damages or otherwise, for any action taken by such pledgeholder. In any action hereunder, Agent shall be entitled to the appointment of a receiver without notice, to take possession of all or any portion of the Collateral and to exercise such powers as the court shall confer upon the receiver. Notwithstanding the foregoing, upon the occurrence of an Event of Default Agent shall be entitled to apply, without notice to Borrower, any cash or cash items constituting Collateral in the possession of Agent to payment of the Obligations. Agent and Lenders shall also have all of the rights and remedies of a secured party under the California Uniform Commercial Code.

     9.6 Application of Proceeds After Event of Default. After the occurrence of an Event of Default, all proceeds of the Collateral shall be applied (in such order as Agent, in its sole and absolute discretion, shall determine), as follows:

          9.6.1 To pay the cost of making delivery of the Picture to any sales agent or other Person entitled to delivery including, but not limited to, any sales agent that Agent may nominate) and to the respective Licensees under License Agreements.

          9.6.2 To the payment of all costs or expenses incurred by Agent and Lenders in connection with any sale of the Collateral including, but not limited to, all court costs and the reasonable fees and expenses of counsel for Agent and Lenders in connection therewith, and to the repayment of all Loans made by Agent and Lenders hereunder for the account of Borrower and the payment of all other costs or expenses paid or incurred by Agent and Lenders in connection with this Loan Agreement, any other Loan Document or otherwise in connection with the Obligations or the exercise of any right or remedy hereunder or thereunder or otherwise in connection with the Obligations.

          9.6.3 To the payment of accrued but unpaid interest on the outstanding principal amount of the Loans (including Agent Advances).

          9.6.4 To the payment of the outstanding principal amount on the Loans (including Agent Advances).

     Any amounts remaining after such applications shall be promptly remitted along with an accounting to Borrower or to such parties as a court of competent jurisdiction may otherwise direct.

     9.7 Power of Attorney. Should an Event of Default occur, Borrower hereby absolutely, irrevocably and unconditionally designates, constitutes and appoints Agent and its designees as its true and lawful attorney-in-fact with full powers of substitution and delegation and with full and irrevocable powers (which powers shall be deemed coupled with an interest), in the place and stead and in the name of Borrower, Agent or either of them, at any time or from time to time, in the sole and absolute discretion of Agent:

          (a) to lease, license, sell or otherwise dispose of the Collateral including, but not limited to, the Picture and/or such distribution and other rights therein as have not been disposed of on the date of such Event of Default (or to engage others to do so at the sole cost and expense of Borrower and recoupable by Agent and Lenders as provided in this Loan Agreement);

          (b) to negotiate and enter into such lease, license, sale or other agreements on behalf of Borrower on such terms and conditions as Agent deems appropriate;

          (c) to negotiate or modify (as the case may be) Current License Agreements, Additional License Agreements or such other agreements in which Agent has a Security Interest, as Agent deems appropriate;

          (d) to require, demand, collect, receive, settle, adjust, compromise and to give acquittances and receipts for the payment of any and all Gross Receipts;

          (e) to file any claim and/or proof of claim, to commence, maintain or discontinue any actions, suits or other proceedings deemed by Agent advisable for the purpose of collecting or enforcing payment of any Gross Receipts;

          (f) to endorse any checks, drafts or other orders or instruments issued in respect of Gross Receipts;

          (g) to execute any and all such agreements, documents or instruments as Agent may determine to be necessary or appropriate;

          (h) to endorse any notes, checks, drafts, money orders, or other evidences of payment relating to the Collateral that may come into the possession of Agent or Lenders, and to do any and all other acts necessary or proper to carry out the intent of this Loan Agreement and the other Loan Documents;

          (i) to enforce all Borrower's rights and remedies under and pursuant to all agreements with respect to the Collateral, all for the sole benefit of Agent and Lenders;

          (j) to execute such other and further mortgages, pledges, and assignments of the Collateral as Agent reasonably may require for the purpose of protecting, maintaining or enforcing Agent's Liens;

          (k) to apply any receipts so derived as herein provided; provided, however, that Agent shall not be obligated to make any demand or present or file any claim or take any action authorized by this Paragraph.

Borrower hereby ratifies and confirms all that Agent or its designees and substitutes shall do by virtue hereof. Borrower shall gather up and deliver to Agent all materials, books, records, documents and things of any nature (including, without limitation, the Collateral) required by Agent in the exercise of its rights hereunder, immediately upon Agent's request.

     9.8 Power of Sale. As additional security for the absolute, indefeasible, irrevocable and unconditional payment, performance and discharge in full of all of the Obligations, concurrently herewith Borrower shall execute and deliver to Agent the Power of Sale. At any time after the occurrence of an Event of Default, in addition to such other rights as Agent and Lenders may have hereunder or under applicable law, Agent shall be entitled to exercise all of its rights and remedies under the Power of Sale.

     9.9 Financing Statements and Payment Directions. Borrower hereby absolutely, irrevocably and unconditionally authorizes Agent to file financing statements and any amendments thereto or continuations thereof with regard to the Collateral consistent with the provisions of this Loan Agreement without the signature of Borrower.

     9.10 Termination Statements. Agent agrees that upon the absolute, indefeasible, irrevocable and unconditional payment, performance and discharge in full of all of the Obligations, at Borrower's expense, Agent will terminate Agent's Liens and deliver to Borrower UCC termination statements with respect to any UCC financing statements theretofore filed against Borrower, and terminations of any Mortgage of Copyright and Assignment recorded, with respect to the Collateral in favor of Agent and a notice to each Laboratory terminating the Laboratory Pledgeholder Agreement as to the Picture and Borrower.

     9.11 Other Remedies and Rights. The rights, powers and remedies given to Agent and Lenders hereunder or under any other Loan Document shall be in addition to all rights, powers and remedies given to Agent and Lenders by virtue of any applicable law, rule or regulation including, without limitation, the California Uniform Commercial Code. Any forbearance, failure or delay by Agent or Lenders in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of any such right, power or remedy, and any single or partial exercise of any right, power or remedy shall not be deemed to be a waiver of any other right, power or remedy unless such right is specifically waived by an instrument in writing executed by Agent. The waiver of any Event of Default hereunder shall not be a waiver of any other right, power or remedy unless specifically and expressly waived by an instrument in writing executed by Agent. The waiver of any Event of Default shall not be a waiver of any subsequent Event of Default. The grant of any right, power, or remedy by this Loan Agreement or any other Loan Document shall not be interpreted so as to impose upon Agent or Lenders any affirmative obligations not otherwise imposed by law, and Agent and Lenders shall have no obligation to exercise any right, power or remedy granted by law or by this Loan Agreement or any other Loan Document.

                                   ARTICLE 10
                        CONCLUSION OF ADDITIONAL LICENSE
                              AGREEMENTS/PROCEDURES

     10.1 License Agreement Qualification Procedures. Borrower shall furnish Agent with: (a) a fully executed original of each of the Current License Agreements upon execution of this Loan Agreement, if and to the extent not heretofore delivered by Lomax, PM or Borrower; and (b) fully executed originals of each of the Additional License Agreements within five (5) business days of the execution thereof (Borrower may furnish Agent with copies of each fully signed Additional License Agreement by telecopy within two (2) days of execution thereof and shall thereafter furnish Agent with the fully signed original within five (5) business days thereafter). In furtherance of the foregoing, with respect to any proposed Additional License Agreement, Borrower shall:

          10.1.1 Send or shall cause to be sent to Agent the proposed Additional License Agreement, or written notification containing the proposed financial terms of such agreement and the proposed delivery requirements during normal business hours (i.e., 9:00 AM - 5:00 PM, Pacific time). If any Additional License Agreement is intended to be a replacement of a Current License Agreement which provides for a Minimum Guarantee of Two Hundred Fifty Thousand Dollars ($250,000) or more, Agent shall have five (5) business days from the receipt of such notice, plus such additional financial information applicable to the proposed Licensee as Agent may request, to notify Borrower that Agent has approved such agreement and that it will become an approved License Agreement; provided, however, that if Agent does not respond within the applicable time period, Agent shall be deemed to have approved the agreement. Except as provided in this paragraph, Agent shall determine, in its sole and absolute discretion, whether or not to approve any such agreement.

          10.1.2 Furnish or shall cause to be furnished to Agent an original copy of each such Additional License Agreement as soon as possible after the full execution thereof.

          10.1.3 As a condition to Borrower (or PM or any agent of Lomax) entering into any such Additional License Agreement, and concurrently therewith, cause each such Additional Licensee to:

               (a) execute and deliver to Agent a Notice and Acceptance Agreement consistent with the Additional License Agreement terms delivered to and, if applicable, approved or deemed approved by Agent as hereinabove provided; and

               (b) unless Agent requires the simultaneous execution thereof, which Agent may require in its sole and absolute discretion on a case by case basis, subsequently enter into a long-form License Agreement in the form previously furnished to, and approved by Agent and Agent's counsel (or enter into such other form of distribution agreement as shall be approved in writing by Agent and Agent's counsel).

          10.1.4 Only submit proposed Additional License Agreements on the terms hereof with "take" or "accept" Minimum Guarantees equal to or greater than the amounts specified in the "Final Sales Estimate" delivered to Agent pursuant to, approved by Agent in connection with and as defined in the Lomax Loan Agreement.

     10.2 No Right to Conclude. Notwithstanding anything to the contrary herein contained, in the event of termination of any of the Current License Agreements or Additional License Agreements , whether with or without Agent's consent, neither Borrower nor any other Person (other than Agent as permitted hereunder), except as specifically and expressly permitted pursuant to Section 10.1 above, shall have the right to enter into any License Agreement on behalf of Borrower or Lomax relating to the Picture without Agent's prior written consent in each instance, which consent Agent may give or withhold in its sole and absolute discretion.

     10.3 Assignments of Benefits Only. Upon the assignment to Agent, for the ratable benefit of Lenders, of all of Borrower's right, title and interest in and to the License Agreements and all other agreements subject to Agent's Liens, Agent shall take an assignment only of the benefits of, and shall not assume any obligations or liabilities under, any such agreement. Borrower shall (and hereby agrees to) perform or cause to be performed all of the obligations of Lomax or of Borrower under each such agreement, and Borrower shall not be released from any such obligation by making or causing such assignment.

                                   ARTICLE 11
           AMENDMENTS; WAIVER; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS

     11.1 No Implied Waivers. Failure by Agent or any Lender to exercise any right, remedy or option under this Loan Agreement or any other Loan Document, or any other agreement between or among Borrower and Agent and/or any Lender, or delay by Agent or any Lender in exercising any such right, remedy or option, will not operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically and expressly stated. No waiver by Agent or Lenders on any occasion shall affect or diminish Agent's or any Lender's rights thereafter to require strict performance by Borrower of any provision of this Loan Agreement or any other Loan Document. Agent's and each Lender's rights under this Loan Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy which Agent or any Lender may have.

     11.2 Amendments and Waiver. No amendment or modification of this Loan Agreement or any other Loan Document shall be effective without the written agreement of the Majority Lenders, Agent and Borrower, and no termination or waiver of any provision of this Loan Agreement or any other Loan Document, or consent to any departure by Borrower therefrom, in any event shall be effective without the written concurrence of the Majority Lenders and Agent, which concurrence the Majority Lenders and Agent shall have the right to grant or withhold in their sole and absolute discretion. Notwithstanding the immediately preceding sentence, any amendment, modification or waiver that: (a) affects and relates only to the relationship between Lenders or among Lenders and Agent; (b) effectuating the discharge of the Guarantee; or (c) the definitions of "Majority Lenders," "Pro Rata Share," "Commitment " and the provisions contained in this Paragraph, shall be effective if, and only if, evidenced by a writing agreed to and signed by all Lenders without the necessity for signature by Borrower. Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents as attorney-in-fact for such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, waiver or consent effected in accordance with this Paragraph shall be binding on Agent and each Lender, and, if signed by Borrower, on Borrower.

     11.3 Assignments; Participations

          11.3.1 No Lender shall have the right, without Agent's written consent, at any time to assign all, or portions of such Lender's Commitment, or the Loans owing to it

          11.3.2 Each Lender may, with Agent's consent, grant participations in all or any part of its rights and obligations under this Loan Agreement (including, without limitation, all or any part of the Loans payable to that Lender to one (1) or more other Persons (each, a "Participating Lender"); provided, however, that (a) such Lender's obligations under this Loan Agreement shall remain unchanged, (b) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (c) such Lender shall remain the holder of its Note for all purposes under this Agreement, and
(d) Agent, Borrower and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Loan Agreement. It is expressly agreed that, in connection with any participation pursuant to this Paragraph, any Lender may provide, on a confidential basis, to any prospective Participating Lender, such information pertaining to Borrower or any guarantor of any of the Obligations as such Lender may deem appropriate.

          11.3.4 If a Participating Lender shall at any time participate with any Lender in the Loans, Borrower hereby grants to such Participating Lender, and such Lender and such Participating Lender shall have and are hereby given, a continuing Lien on and security interest in any money, securities and other property of Borrower in the custody or possession of the Participating Lender, including a right of setoff, to the extent of the Participating Lender's participation in the Obligations, and such Participating Lender shall be deemed to have the same right of setoff to the extent of Participating Lender's participation in the Obligations as it would have if it were a direct lender.

          11.3.5 Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Loan Agreement and any Note held by such Lender, in favor of any Federal Reserve Bank, in accordance with Regulation A of the Federal Reserve Board or U.S. Treasury Regulation 31 CFR
Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

     11.4 Binding Effect; Assignment. The provisions of this Loan Agreement shall be binding upon and inure to the benefit of the respective representatives, successors and assigns of the parties hereto; provided, however, that no interest herein may be assigned by Borrower without the prior written consent of Agent and Lenders. With respect to Borrower, successors and assigns shall include, without limitation, any receiver, trustee or debtor-in-possession of or for Borrower. The rights and benefits of any Lender hereunder shall, if such Lender so agrees, inure to any party acquiring any interest in the Obligations or any part thereof, subject to Paragraph 11.3 above.

                                   ARTICLE 12
                                      AGENT

     12.1 Appointment. Each Lender hereby designates and appoints Imperial as its Agent under this Loan Agreement and the other Loan Documents, and each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Loan Agreement and the other Loan Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this Article 12. The provisions of this
Article 12 are solely for the benefit of Agent and Lenders, and Borrower shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrower. Agent may perform any of its duties under this Agreement, or under the other Loan Documents, by or through its agents or employees.

     12.2 Nature of Duties.

          12.2.1 Agent shall have no duties or responsibilities except those specifically and expressly set forth in this Loan Agreement or in the other Loan Documents. Except as expressly otherwise provided in this Loan Agreement, Agent shall have and may use its sole and absolute discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which Agent is entitled to take or assert under this Loan Agreement or any of the other Loan Documents including, without limitation: (a) the making of Agent Advances; and (b) the exercise of remedies , and any action so taken or not taken shall be deemed consented to by Lenders. Agent shall not have, by reason of this Loan Agreement or otherwise, a fiduciary relationship in respect of any Lender. Nothing in this Loan Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be construed to impose upon Agent any obligations in respect of this Loan Agreement or any of the other Loan Documents except as specifically and expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of Borrower and Guarantor in connection with the making and the continuance of the Loans hereunder, and shall make its own ap praisal of the creditworthiness of Borrower and Guarantor, and Agent shall have no duty or respon sibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the date of this Loan Agreement or at any time or times thereafter; provided, that at the request of any Lender, Agent shall request information of Borrower and of Guarantor on behalf of such Lender, to the extent that such Lender does not independently have the right to make such request. If Agent seeks the consent or approval of the Majority Lenders to the taking or refraining from taking any action hereunder, Agent shall send notice thereof to each Lender. Agent shall promptly notify each Lender any time that the Majority Lenders have instructed Agent to act or refrain from acting pursuant hereto. Agent may employ agents, co-agents and attorneys-in-fact and shall not be responsible to Lenders or Borrower, except as to money or securities received by it or its authorized agents, for the gross negligence or willful misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

          12.2.2 Agent shall use reasonable efforts to:

               (a) notify the Lenders of any Event of Default that the Agent determines to be material and of which the officers of Agent responsible for the administration of the Loan Agreement have actual knowledge and notify Lenders of the action, if any, which Agent intends to take with respect thereto; but no failure to give the Lenders such notice shall result in any liability of Agent to the Lenders or relieve the Lenders of any obligation hereunder;

               (b) except as otherwise required by law or by an obligation of confidentiality to which Agent is subject, periodically provide the Lenders with copies of all material written reports, notices and other documents that Agent receives pursuant to the terms of the Loan Agreement, provided, that Agent shall have no responsibility for the authenticity, validity, accuracy or completeness of any such document;

               (c) notify Lenders of each request for any modification of the terms of the Loan Agreement that Agent desires to approve;

               (d) deliver to Lenders photocopies of each effective waiver of, and amendment to, any provision of the Loan Agreement; but no inadvertent failure to deliver such document shall result in any liability of Agent to the Lenders or relieve the Lenders of any obligation hereunder; and

               (e) provide to the Lenders, on or before the twentieth (20th) day of each month, a report of all funds received into the Collection Account during the immediately preceding month, including the name and amount received for Distributors under License Agreements.

     12.3 Rights, Exculpation, Etc. Neither Agent, nor any of its officers, directors, employees, agents or other representatives, shall be liable to any Lender for any action taken or omitted by it or any of them under this Loan Agreement or under any of the other Loan Documents, or in connection herewith or therewith, except that: (a) Agent shall be obligated to Lenders on the terms set forth herein for performance of its obligations as Agent under this Loan Agreement; (ii) Agent shall not be entitled to exercise any of the powers granted to it under this Loan Agreement or the other Loan Documents in any way inconsistent with its obligations to Lenders under this Loan Agreement; and
(iii) no Person shall be relieved of any liability imposed by law for willful misconduct, intentional tort or gross (but not mere) negligence. Agent shall not be liable for any apportionment or distribution of payments made by it in good faith pursuant to this Loan Agreement and if any such apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Lender to whom payment was due but not made shall be to recover from Agent or other Lender any payment in excess of the amount to which it is determined to have been entitled. Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties contained in this Loan Agreement or for the execution, effectiveness, genuineness, validity, enforceability, collectability, or sufficiency of this Loan Agreement or any of the other Loan

Documents or any of the transactions contemplated thereby, or for the financial condition of Borrower or Guarantor or the inability to perfect Agent's Lien in the Collateral. Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the other Loan Documents or the financial condition of Borrower or Guarantor, or the existence or possible existence of any Event of Default; provided, that at the request of any Lender, Agent shall make such inquiry of Borrower or Guarantor on behalf of such Lender, to the extent that such Lender does not independently have the right to make such inquiry of Borrower or Guarantor. Agent may at any time request instructions from Lenders or Majority Lenders with respect to any actions or approvals which by the terms of this Loan Agreement or of any of the other Loan Documents Agent is permitted or required to take or to grant, and if such instructions are promptly requested, Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from Lenders or Majority Lenders, as applicable. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Loan Agreement or any of the other Loan Documents in accordance with the instructions of Lenders or Majority Lenders, as applicable.

     12.4 Reliance. Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Loan Agreement or any of the other Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

     12.5 Indemnification of Agent by Lenders. To the extent that Agent is not reimbursed and indemnified by Borrower or Guarantor, Lenders shall reimburse and indemnify Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in any way relating to or arising out of this Loan Agreement or any of the other Loan Documents or any action taken or omitted by Agent under this Agreement or any of the other Loan Documents, in proportion to each Lender's Pro Rata Share including, without limitation, Agent Advances; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements resulting from Agent's gross negligence or willful misconduct. The obligations of Lenders under this Paragraph shall survive the resignation of an Agent pursuant to Paragraph 12.7 below, the payment in full of the Loans and the termination of this Loan Agreement.

     12.6 Agent in Individual Capacity. Imperial and its Affiliated Persons may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrower or Guarantor, and any of their respective Affiliated Persons, as though Imperial were not Agent hereunder, and without notice to or the consent of the other Lenders. Lenders acknowledge that, pursuant to such activities, Imperial or its Affiliated Persons may receive information regarding Borrower or Guarantor, or any of their respective Affiliated Persons (including information that may be subject to confidentiality obligations) and acknowledge that

Agent shall be under no obligation to provide such information to them. With respect to its Commitment and the Loans made by it in connection with which it has purchased a participation interest, Imperial shall have the same rights and powers under this Loan Agreement as any other Lender and may exercise the same as though it were not Agent.

     12.7 Successor Agent.

          12.7.1 Agent may resign from the performance of all of its functions and duties under this Loan Agreement at any time by giving thirty (30) Business Days' prior written notice to Borrower and each Lender. Such resignation shall take effect upon the earlier of (a) the acceptance by a successor Agent of its appointment, and (b) thirty (30) Business Days following the date of said written notice by Agent to Borrower.

          12.7.2 Upon any notice of resignation, the Majority Lenders shall appoint from among Lenders a successor Agent. If a successor Agent shall not have been so appointed within such thirty (30) Business Day period, the retiring Agent shall then appoint a successor Agent who shall serve as Agent until such time, if any, as the Majority Lenders shall appoint a successor Agent as provided above.

     12.8 Collateral Matters.

          12.8.1 Lenders hereby absolutely, irrevocably and unconditionally authorize Agent, at its option and in its reasonable business judgment, to release any Agent's Lien upon any Collateral: (a) upon the termination of Lenders' Commitments, payment and satisfaction of all Loans and all other Obligations which have matured and which Agent has been notified in writing are then due and payable; (b) constituting property in which Borrower owned no interest at the time Agent's Liens were granted or at any time thereafter; or
(c) constituting property leased to Borrower under a lease which has expired or been terminated in a transaction permitted under this Agreement or which will expire imminently and which has not been, and is not intended by Borrower to be, renewed or extended. Except as provided above, Agent will not release any of Agent's Liens without the prior written authorization of the Majority Lenders. Upon request by Agent or Borrower at any time, Lenders will confirm in writing Agent's authority to release Agent's Liens upon particular types or items of Collateral pursuant to this Paragraph.

          12.8.2 So long as no Event of Default has occurred and is then continuing, upon receipt by Agent of any authorization required pursuant to Paragraph 12.8.1 from the Majority Lenders or Lenders, as applicable, of Agent's authority to release any Agent's Liens upon particular types or items of Collateral, and upon at least five (5) Business Days' prior written request by Borrower, Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of Agent's Liens upon such Collateral; provided, however, that (a) Agent shall not be required to execute any such document on terms which, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Security Interest without recourse or warranty, and (b) such release shall not in any manner discharge, affect or impair the Obligations or any Security Interest (other than those expressly being released) upon (or obligations of Borrower in respect of) all interests retained by Borrower, including (without limitation) the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

          12.8.3 Agent shall have no obligation whatsoever to any of Lenders to assure that the Collateral exists or is owned by Borrower or is cared for, protected or insured or has been encumbered, or that Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to this Paragraph 12.8 or pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its sole and absolute discretion, given Agent's own interest in the Collateral in its capacity as one of Lenders and that Agent shall have no duty or liability whatsoever to any Lender as to any of the foregoing.

     12.9 Restrictions on Actions by Lenders; Sharing of Payment.

          12.9.1 Each Lender agrees that it shall not, without the specific and express written consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent, set off against the Obligations, any amounts owing by such Lender to Borrower or Guarantor or any accounts of Borrower or Guarantor now or hereafter maintained with such Lender. Each of Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take or cause to be taken any action including, without limitation, the commencement of any legal or equitable pro ceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral, the purpose of which is, or could be, to give such Lender any preference or priority against the other Lenders with respect to the Collateral.

          12.9.2 If, at any time or times, any Lender shall receive: (a) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of Borrower to such Lender arising under, or relating to, this Loan Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Loan Agreement; or (b) payments from Agent in excess of such Lender's ratable portion of all such distributions by Agent, such Lender shall promptly: (i) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in same day funds, as applicable, for the account of Agent and all of Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement; or (ii) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded, in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

     12.10 Agency for Perfection. Each Lender hereby appoints Agent and each other Lender as agent for the purpose of perfecting Lenders' security interest in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should any Lender (other than Agent) obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver such Collateral to Agent or in accordance with Agent's instructions.

     12.11 Payments by Agent to Lenders. All payments to be made by Agent to Lenders on or in respect of the Loans or otherwise under this Loan Agreement shall be made by bank wire transfer or internal transfer of immediately available funds to:

If to Imperial:                  Imperial Bank
                                 ABA # 122201444
                                 Account Name: "Inferno Collection Account
                                 Account No.  60-002-061
                                 Reference: "Inferno"

If to Natexis:                   Chase Manhattan Bank, New York
                                 ABA # 021-0000-21
                                 Account Name: NATEXIS Banque  -
                                 BFCE, New York Branch
                                 Account No. 544-7-75330
                                 Reference: "Inferno"

or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on the Loans or otherwise.

     12.12 Concerning the Loan Documents. Each Lender authorizes and directs Agent to enter into this Loan Agreement and the other Loan Documents for the ratable benefit of Agent and Lenders. Each Lender agrees that any action taken by Agent or Majority Lenders in accordance with the terms of this Loan Agreement or the other Loan Documents, and the exercise by Agent or the Majority Lenders of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of Lenders.

     12.13 Withholding Tax.

          12.13.1 If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of U.S. withholding tax under Section 1441 or 1442 of the Code, such Lender agrees with and in favor of Agent, to deliver to Agent:

               (a) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

               (b) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because its is effectively connected with a United States trade or business of such lender, two(2) properly completed and executed copies of IRS form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

               (c) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from or reduction of, United States withholding tax.

Such Lender agrees to promptly notify Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

          12.13.2 If the IRS or any other governmental authority of the United States or other jurisdiction assets a claim that Agent did not properly withhold tax from amount paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent of a change in circumstances which rendered the exemption from withholding tax ineffective, or for any other reason) such Lender shall indemnify Agent fully for all amounts paid, directly or indirectly, by Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent under this Paragraph, together with all costs and expenses (including attorney costs). The obligation of any Lender under this subparagraph shall survive the payment of all Obligations and the resignation or replacement of Agent.

                                   ARTICLE 13
                            MISCELLANEOUS PROVISIONS

     13.1 Notices. Any notice shall be conclusively deemed to have been received by any party hereto and be effective on the day on which delivered to such party at the address set forth below (or at such other address as such party shall specify to the other party in writing) or, if sent by certified or registered mail, on the fifth Business Day after the day on which mailed, addressed to such party at such address:

If to Agent or to Imperial:     IMPERIAL BANK
                                9777 Wilshire Boulevard
                                Fourth Floor
                                Beverly Hills, California 90210
                                Attention: Jared Underwood, Sr. Vice President and Jennifer Huang

with a copy to:                 Jeffer, Mangels, Butler & Marmaro LLP
                                2121 Avenue of the Stars, 10th Floor
                                Los Angeles, California 90067
                                Attention: Michael S. Sherman, P.C.

If to Natexis:                  NATEXIS BANQUE
                                Entertainment Group
                                660 South Figueroa Street, Suite 1400
                                Los Angeles, California 90017
                                Attention: Bennett Pozil

If to Borrower:                 Inferno Acquisition Corp.
                                11835 West Olympic Boulevard, Suite 550
                                Los Angeles, California 90064
                                Attention: Glenn Weisberger, Esq.

With a copy to:                Sidley & Austin
                               555 West 5th Street, 40th Floor
                               Los Angeles, California 90013
                               Attention: Gary J. Cohen, Esq.

     13.2 Conflicting Terms. If any other Loan Document shall be in conflict with this Loan Agreement, the applicable provision of this Loan Agreement shall be controlling.

     13.3 Survival of Representations and Warranties. All covenants, agreements, representations and warranties made by Borrower herein, in any other Loan document or in any other agreement, document, instrument, statement or certificate delivered pursuant hereto or thereto shall survive the making of the Loans and the execution and delivery thereof and shall continue in full force and effect until all of the Obligations absolutely, indefeasibly, irrevocably and unconditionally are paid, preformed and discharged in full. Whenever in this Loan Agreement reference is made to a party hereto, such reference shall be deemed to include the successors and assigns of that party; and all covenants, agreements, representations and warranties of or made by or on behalf of Borrower shall bind Borrower's successors and permitted assigns and inure to the benefit of Agent and Lenders and their respective successors, assigns and participants.

     13.4 Indemnification of Agent and Lenders. Whether or not the transactions contemplated by this Loan Agreement shall be consummated, Borrower shall indemnify, defend and hold harmless Agent and Lenders, and any holder of the Notes, and their respective officers, directors, employees, agents and other representatives (collectively, "Indemnitees") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitee shall be designated a party thereto), which may be imposed on, incurred by, or asserted against such Indemnitee, in any manner relating to or arising out of: (a) any breach of any of the representations, warranties, agreements or covenants of Borrower herein or in any other Loan Document; (b) any breach of any of the representations, warranties, agreements or covenants made by Guarantor or any Affiliated Person of Borrower or Guarantor herein or in any other Loan Document; (c) any suit or proceeding of any kind or nature whatsoever against Agent and Lenders arising from or connected with the transactions contemplated by this Loan Agreement or any of the agreements, documents or instruments to be executed pursuant hereto or any of the rights and properties assigned to Agent and Lenders hereunder, and the documents related thereto; and/or (d) the existence or exercise of any of Agent's and Lenders' rights with respect to the Collateral (the "Indemnified Liabilities"); provided, however, that Borrower shall not have any obligation hereunder with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of any such Indemnitee. Borrower will appear in, contest and defend against any action or proceeding purporting to affect title to or any other interest in material items of Collateral, or the rights or powers of Agent and Lenders, their successors or assigns, or the right or interest of Agent and Lenders, legal or beneficial, in any portion of the Collateral, and will pay all costs and expenses, including costs of evidence of title and attorneys' fees, in any such action or proceeding. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable, because it is violative of any law or public policy, Borrower agrees to contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Liabilities incurred by the

Indemnitees or any of them. All rights of Indemnitees to indemnification by Borrower under this Paragraph shall survive the execution, delivery and termination of this Loan Agreement and any other Loan Documents.

     13.5 Agent Action. If Borrower shall fail to do any act or thing which it has covenanted to do hereunder or any representation or warranty of Borrower shall be breached and not cured or remedied as provided herein, Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach and there shall be added to the Obligations hereunder the cost or expense incurred by Agent in so doing, and any and all amounts expended by Agent in taking any such action shall be Agent Advances, repayable to Agent upon demand and shall bear interest at the Overdue Rate from the date advanced until the date of repayment.

     13.6 Governing Law. This Loan Agreement shall be construed in accordance with and be governed by the laws of the state of California without the application of any conflicts or choice of laws principles.

     13.7 Failure to Act Not a Waiver. Neither any failure nor any delay on the part of Agent or Lenders or Borrower, as the case may be, in exercising any right, power or privilege hereunder or under the Notes shall operate a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege.

     13.8 Extension of Maturity. Should any payment or prepayment of the principal of or interest on the Notes become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of a payment or prepayment of the principal, interest shall be payable thereon at the rate per annum herein specified during such extension.

     13.9 Modifications; Further Notice. No modification, amendment or waiver of any provision of this Loan Agreement or any other Loan Document, or any consent to any departure by Borrower therefrom, shall be effective unless in writing and signed by Agent. Any such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

     13.10 Reference Provision.

          13.10.1 Each controversy, dispute or claim ("Claim") arising out of or relating to this Agreement, any other loan Document or any other agreement, document or other instrument contemplated hereby shall be resolved pursuant to the provisions for reference and trial by referee (without jury) set forth in California Code of Civil Procedure Section 638 et seq., or any statute containing reasonably similar provisions which replaces such sections, except as expressly modified by the provisions hereof. The reference herein contemplated shall be the exclusive remedy for the resolution of any Claim (including, but not limited to, whether or not any Claim is subject to reference hereunder). Each of the parties hereby absolutely, irrevocably and unconditionally waives
(i) its rights to initiate any legal proceedings against the other party(ies) in any court or jurisdiction other than the Superior Court of Los Angeles County (the "Court") and (ii) trial by jury with respect to any Claim. The referee ("Referee") shall be a retired or former California Superior Court or Appellate Court judge residing in Los Angeles County, California, who is either (1) agreed to by the parties within fifteen (15) days of the notice by any party to the other of the intention to invoke this Paragraph to resolve the Claim, or (2) failing such agreement, is appointed pursuant to California Code of Civil Procedure Section 640 in an action filed in the Court.

          13.10.2 The parties agree that any party may (and, if necessary, the other parties shall join in such filing) file with the Clerk of the Court, and/or with the appropriate judge of the Court, any and all petitions, motions, applications or other documents necessary to obtain the appointment of a Referee immediately upon the commencement of any action or proceeding to resolve any Claim and to conduct all necessary discovery and to proceed to trial as expeditiously as possible. It is the parties' intention that the parties and the Referee shall use their best efforts to be certain that: (a) discovery is conducted for a period no longer than six (6) months (the "Discovery Period") from the date the Referee is appointed (the "Referee Date") (whether by stipulation or by the Court), excluding motions regarding discovery, and (b) trial is set on a date that is within nine (9) months of the Referee Date. All discovery motions shall be filed with the Referee and served upon the opposing party no later than the last day of the Discovery Period; provided, however, that the parties agree to grant reasonable extensions of time necessary to reflect the complexities of the issues presented for resolution. All proceedings, including trial, before the Referee shall be conducted at a neutral location (unless otherwise stipulated by the parties) within five (5) miles of the Los Angeles County Superior Court located at 111 N. Hill Street, Los Angeles, California. The parties agree that the Referee shall be a judge for all purposes (including, without limitation, (i) ruling on any and all discovery matters and motions and any and all pretrial or trial motions, (ii) setting a schedule of pretrial proceedings, and (iii) subject to California Code of Civil Procedure Section 638 et seq., making other orders or rulings a sitting judge of the Court would be empowered to make in any action or proceeding in the Court). Any matter before the Referee shall be governed by the substantive law of California, its Code of Civil Procedure, Rules of Court and Evidence Code, except as otherwise specifically agreed by the parties and approved by the Referee. The parties intend this general reference agreement to be specifically enforceable in accordance with the California Code of Civil Procedure. Any appeal of the decision of the Referee and/or of the Court upon the recommendation of the Referee shall be appealable to the same extent and in the same manner that such decision would be appealable if rendered by a judge of the Court. The Referee shall in his/her statement of decision set forth his/her findings of fact and conclusions of law.

          13.10.3 During the pendency of any such action or proceeding and before the entry of any judgment therein, each of the parties to such action or proceeding shall bear equal shares of the fees charged and costs incurred by the Referee in connection with performing the services provided in this Paragraph. The compensation of the Referee shall not exceed the prevailing rate for like services. The prevailing party shall be entitled to reasonable court costs and legal fees, including the customary attorney fees, expert witness fees, paralegal fees, the fees of the Referee and other reasonable costs and disbursements charged to the party by its counsel, in such amount as is determined by the Referee. If a court reporter is requested by either party, then such reporter shall be present at all proceedings, and the fee of such reporter shall be borne by the party requesting such reporter. Such fees shall be an item of recoverable costs.

          13.10.4 Nothing in this Paragraph shall prejudice the right of Agent or any Lender to exercise its non-judicial foreclosure rights and remedies under any Loan Document or otherwise, or prejudice the right of either party to obtain provisional relief or other equitable remedies as shall otherwise be available judicially pending reference of a dispute to a Referee as provided in this Paragraph.

     13.12 Severability. In the case any one or more of the provisions contained in this Loan Agreement or in any other Loan Document should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

     13.13 Attorneys' Fees. If any action at law or suit in equity is brought in relation to this Loan Agreement or any other Loan Document, the prevailing party shall be entitled to receive, in addition to any other sums which it is awarded, all costs and expenses of such action or suit, including attorneys' fees and costs incurred.

     13.14 Final Agreement This Loan Agreement and the other Loan Documents are intended by Borrower, Agent and Lenders to be the final, complete, and exclusive expression of the agreement between them with respect to the subject matter hereof. This Loan Agreement and the other Loan Documents supersede any and all prior oral or written agreements relating to the subject matter hereof. No modification, rescission, waiver, release, or amendment of any provision of this Loan Agreement or any other Loan Document shall be made, except by a written agreement signed by Borrower and a duly authorized officer of each of Agent and the requisite Lenders.

     IN WITNESS WHEREOF, the parties have executed this Loan Agreement as of the day and year first above written.


"BORROWER"                                   "AGENT"

Inferno Acquisition Corp.                    Imperial Bank


----------------------------                 ---------------------------
by                                           by Jennifer Huang,
   -------------------------                 Commercial Loan Officer
its
   -------------------------                 "LENDERS"

                                             Imperial Bank

Commitment: $2,403,963.49
                                             --------------------------
                                             by Jennifer Huang,
                                             Commercial Loan Officer


                                             Natexis Banque

Commitment: $2,403,963.49
                                             -------------------------
                                             by Bennett Pozil,
                                             Vice President

                             EXHIBITS AND SCHEDULES

                         TO LOAN AND SECURITY AGREEMENT


EXHIBIT "2.2.1"      PROMISSORY NOTE

EXHIBIT "A"          POWER OF SALE

EXHIBIT "B"          NOTICE OF ASSIGNMENT AND ACCEPTANCE

SCHEDULE "1"         CURRENT LICENSE AGREEMENTS

                                    Exhibits*

Description                                                  Exhibit
-----------                                                  -------
Power of Sale                                                   A
Notice of Assignment and Acceptance                             B
Promissory Note                                               2.2.1

                                    Schedules

Description*                                                Schedule
------------                                                --------
Current License Agreement                                       1
Current Notice and Acceptance Agreements                      5.4.9



*The Schedules and Exhibits are omitted from this filing. The Company agrees to furnish supplementally a copy of any Schedule or Exhibit to the Commission upon request.